UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]
Preliminary Proxy Statement

[ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]
Definitive Proxy Statement

[ ]
Definitive Additional Materials

[ ]
Soliciting Material Under §240.14a-12

TMC THE METALS COMPANY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
[X]
No fee required

[ ]
Fee paid previously with preliminary materials

[ ]
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter to Shareholders
April 17, 2026
To Our Shareholders:
You are cordially invited to attend the 2026 annual meeting of shareholders of TMC the metals company Inc. (the “Company”) to be held in a virtual format on Thursday, May 28, 2026 at 10:00 a.m. EDT.
This year’s annual meeting will be held virtually via live audio webcast on the internet. We believe hosting a virtual annual meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting https://www.cstproxy.com/metals/2026. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, we will present the audited consolidated financial statements for the fiscal year ended December 31, 2025 and the auditors’ report thereon. We will ask shareholders to set the number of directors at ten and to elect ten persons to our board of directors. In addition, we will ask shareholders to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We will also ask shareholders to approve on an advisory basis the compensation of our named executive officers, as disclosed in the accompanying proxy statement, and to approve on an advisory basis the frequency for holding an advisory vote on such compensation. Our board of directors recommends approval of the proposals to set the number of directors at ten, elect the director nominees, ratify the appointment of the independent auditor, and approve the Company’s executive compensation, and a frequency of every two years for advisory votes on executive compensation.
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 17, 2026, we intend to begin sending to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the annual meeting and our annual report to shareholders. The Notice also provides instructions on how to vote by proxy, online or at the meeting, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of the Company. We look forward to seeing you at the annual meeting.
Sincerely,
Gerard Barron
Chairman & Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
April 17, 2026
TIME: 10:00 a.m. EDT
DATE: Thursday, May 28, 2026
ACCESS: https://www.cstproxy.com/metals/2026
Notice is hereby given that this year’s annual meeting of shareholders of TMC the metals company Inc. (the “Meeting”) will be held virtually via live webcast on the Internet at the above noted link at 10:00 a.m. EDT on Thursday, May 28, 2026. You will be able to attend the Meeting, vote and submit your questions during the Meeting by visiting https://www.cstproxy.com/metals/2026 at the date and time of the Meeting and entering the 12-digit control number included in the Notice of Internet Availability of Proxy Materials or proxy card that you receive. For further information about the Meeting, please see the questions and answers about the Meeting under the heading “Important Information About the Annual Meeting and Voting” beginning on page 3 of TMC the metals company Inc.’s 2026 Proxy Statement.
PURPOSES:
We will present the audited consolidated financial statements for the fiscal year ended December 31, 2025 and the auditors’ report thereon and then act on the following proposals:
1.
To set the number of directors at ten (10);

2.
To elect ten (10) directors to hold office until the next annual general meeting of shareholders;

3.
To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.
To approve on a non-binding, advisory basis the compensation of our named executive officers, as disclosed in the 2026 Proxy Statement;

5.
To approve on a non-binding, advisory basis the frequency of holding an advisory vote on the compensation of our named executive officers; and

6.
To transact such other business that is properly presented at the Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:
You may vote if you were the record owner of TMC the metals company Inc. common shares at the close of business on April 2, 2026.
All shareholders are cordially invited to attend the Meeting. Whether you plan to attend the Meeting or not, in order to ensure the presence of a quorum, we urge you to vote and submit your proxy by the Internet or mail by following the instructions in the “Notice of Internet Availability of Proxy Materials” or proxy card that you received. You may change or revoke your proxy at any time before it is voted at the Meeting. If you participate in and vote your shares at the Meeting, your proxy will not be used.
You will be provided instructions and prompted to vote during the Meeting. Shareholders may submit questions for the Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual Meeting platform at https://www.cstproxy.com/metals/2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the Meeting. In addition, we have made available a separate conference line to allow attendees to communicate with each other during the Meeting. Attendees who wish to utilize this facility may do so by dialing the attendee conference line number shown on the right-hand side of the Meeting website, at the link above, under the heading “Attendee conference line.” Please note, however, that the attendee conference line is to allow attendees to communicate with each other during the Meeting only and cannot be used to listen to the Meeting or for asking questions to the Company.
BY ORDER OF OUR BOARD OF DIRECTORS
Gerard Barron
Chairman & Chief Executive Officer

PAGE
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2026	2
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
MANAGEMENT AND CORPORATE GOVERNANCE	12
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	22
EQUITY COMPENSATION PLAN INFORMATION	39
REPORT OF AUDIT COMMITTEE	40
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	41
PROPOSAL NOS. 1 AND 2 — ELECTION OF DIRECTORS	48
PROPOSAL NO. 3 — APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
PROPOSAL NO. 4 — NON-BINDING ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT	51
PROPOSAL NO. 5 — NON-BINDING ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	53
CODE OF BUSINESS CONDUCT AND ETHICS	54
DELINQUENT SECTION 16(a) REPORTS	54
OTHER MATTERS	54
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	54
i

TMC the metals company Inc.
1111 West Hastings Street, 15th Floor
Vancouver, British Columbia V6E 2J3
PROXY STATEMENT FOR THE TMC THE METALS COMPANY INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2026
This proxy statement, along with the accompanying notice of the 2026 annual meeting of shareholders, contains information about the 2026 annual meeting of shareholders of TMC the metals company Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. EDT, on Thursday, May 28, 2026. You will not be able to physically attend the Annual Meeting.
The Annual Meeting will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting by visiting https://www.cstproxy.com/metals/2026 and entering the 12-digit control number included in the Notice of Internet Availability that you receive. For further information about the virtual Annual Meeting, please see the questions and answers about the Annual Meeting under the heading “Important Information About the Annual Meeting and Voting” beginning on page 3.
In this proxy statement, we refer to TMC the metals company Inc. as “TMC,” the “Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.
On or about April 17, 2026, we intend to begin sending to our shareholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the Annual Meeting and our annual report to shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON MAY 28, 2026
This proxy statement, the Notice of Annual Meeting of Shareholders, our form of proxy card and our 2026 annual report to shareholders are available for viewing, printing and downloading at https://www.cstproxy.com/metals/2026. To view these materials please have your 12-digit control number(s) available that appears on your Notice of Internet Availability or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the year ended December 31, 2025, on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “Investors — SEC Filings” section of our website at https://metals.co. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
Our board of directors is soliciting your proxy to vote at the 2026 annual meeting of shareholders of TMC the metals company Inc. (the “Annual Meeting”) to be held virtually on Thursday, May 28, 2026, at 10:00 a.m. EDT and any adjournments or postponements of the meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Shareholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Shareholders, the proxy card and a copy of our 2026 annual report to shareholders because you owned our common shares on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the “Notice of Internet Availability” or the “Notice”, and, if applicable, proxy materials to shareholders on or about April 17, 2026.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our shareholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why are you holding a virtual Annual Meeting?
This year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management, as time permits.
How do I access the virtual Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. EDT. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
To be admitted to the virtual Annual Meeting, you will need to log-in at https://www.cstproxy.com/metals/2026 using the 12-digit control number found on the proxy card or voting instruction card previously mailed or made available to shareholders entitled to vote at the Annual Meeting.
Will I be able to ask questions and have these questions answered during the virtual Annual Meeting?
Shareholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://www.cstproxy.com/metals/2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.

Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be answered directly with the shareholder as soon as practical after the Annual Meeting. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available on the virtual meeting platform available at the web address above.
In addition, we have made available a separate conference line to allow attendees to communicate with each other during the Annual Meeting. Attendees who wish to utilize this facility may do so by dialing the attendee conference line number shown on the right-hand side of the meeting webpage under the heading “Attendee conference line”. Please note, however, that the attendee conference line is to allow attendees to communicate with each other during the meeting only and cannot be used to listen to the meeting or for asking questions to the Company.
What happens if there are technical difficulties during the Annual Meeting?
Beginning 15 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call (917) 262-2373.
Who may vote?
Only shareholders of record at the close of business on April 2, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 433,188,187 common shares outstanding and entitled to vote. Our common shares are our only class of voting stock.
If on the Record Date your common shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a shareholder of record.
If on the Record Date you did not hold your shares in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
How many votes do I have?
Holders of common shares are entitled to one vote per share.
How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, as well as for Proposal No. 3, and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to Proposal No. 1 and Proposal No. 4 and whether your shares should be voted for 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN on Proposal No. 5. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:
•
By Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet.

•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•
At the meeting. If you attend the virtual Annual Meeting, you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 27, 2026.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card for use at the Annual Meeting in order to vote.
How does our board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote as follows:
•
“FOR” the approval of setting the number of directors at ten (10);

•
“FOR” the election of the nominees for director;

•
“FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•
“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

•
In favor of “2 YEARS” as the frequency of holding an advisory vote on the compensation of our named executive officers.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. In addition to any method permitted under applicable law, you may change or revoke your proxy in any one of the following ways:
•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•
by re-voting by Internet as instructed above;

•
by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•
by attending the Annual Meeting virtually and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.
Can I appoint some other person to be my proxyholder?
Every holder of common shares has the right to appoint some other person or company of their choice, who need not be a security holder, to attend and act on their behalf at the Annual Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than Gerard Barron and Craig Shesky or their substitute, please deliver a proxy in the form contemplated in our Articles (the “Articles”), a copy of which is available at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3 or on the website of the SEC — www.sec.gov, naming your chosen proxyholder and deposit such proxy at the registered and records office of the Company at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3.
What if I receive more than one Notice or proxy card?
You may receive more than one Notice or proxy card if you hold our common shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares to set the number of directors at ten (10): (Proposal No. 1 of this proxy statement) and on the appointment of our independent registered public accounting firm (Proposal No. 3 of this proxy statement) without receiving instructions from you. Although brokers are granted the discretion to vote your shares absent your instruction on these proposals, some brokers may elect not to vote your shares without an instruction from you. Additionally, a “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.
What vote is required to approve each proposal and how are votes counted?
Proposal No. 1: Set Number of Directors at Ten
The affirmative vote of a majority of the shares cast for this proposal is required to set the number of directors at ten. You may either vote FOR, AGAINST or ABSTAIN on this proposal. Abstentions, if any, and broker non-votes will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Accordingly, we do not expect broker non-votes on this proposal.

Proposal No. 2: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal No. 3: Appoint the Independent Registered Public Accounting Firm
The “plurality” of the votes cast for this proposal is required to appoint our independent registered public accounting firm. You may vote FOR the appointment of Ernst & Young LLP or WITHHOLD your vote. Votes that are withheld will not be included in the vote tally for this proposal. Broker non-votes will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Accordingly, we do not expect broker non-votes on this proposal.

Proposal No. 4: Approve a Non-Binding Advisory Vote on the Compensation of our Named Executive Officers
The affirmative vote of a majority of the shares cast for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. You may either vote FOR, AGAINST or ABSTAIN on this proposal. Abstentions, if any, will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Proposal No. 5: Approve a Non-Binding Advisory Vote on the Frequency of Holding an Advisory Vote on Compensation of our Named Executive Officers
The frequency of holding an advisory vote on the compensation of our named executive officers — one year, two years or three years — receiving the majority of votes cast will be the frequency approved by our shareholders. You may either vote 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN on this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Our board of directors recommends a vote of 2 YEARS on this proposal and although the advisory vote is non-binding, the compensation committee and our board of directors will review the voting results (including reviewing the frequency that receives the highest number of votes if no choice receives a majority of the votes cast) and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. We will also announce in the Form 8-K, or an amended report on Form 8-K, the final determination by the compensation committee and the board of directors as to the frequency in which we will hold future advisory votes on the compensation of our named executive officers.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
Our Articles require the presence, in person or by proxy, of two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the Annual Meeting to constitute a quorum at the Annual Meeting. Additionally, the Nasdaq requires the presence, in person or by proxy, of the holders of at least 33 1∕3% of the issued common shares entitled to vote at the Annual Meeting be so present. Votes of shareholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
If a quorum is not present within one half hour from the time set for the holding of the Annual Meeting, the meeting stands adjourned to the same day in the next week at the same time and place or at such other date, time or location as the chair of the meeting specifies on the adjournment.
Attending the Annual Meeting
The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting and view the live audio webcast by visiting https://www.cstproxy.com/metals/2026. The Annual Meeting will be held at 10:00 a.m. EDT on Thursday, May 28, 2026. To attend the virtual Annual Meeting, go to https://www.cstproxy.com/metals/2026 shortly before the meeting time, enter your name, email address and control number to enter the meeting portal. If you miss the Annual Meeting, you can view a replay of the Webcast at https://www.cstproxy.com/metals/2026 until June 28, 2026. You need not attend the Annual Meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple of the Company’s shareholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write to our corporate secretary at: 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3. If you want to receive your own set of our proxy materials in the future or, if you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Shareholder Communications
Most shareholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•
following the instructions provided on your Notice or proxy card;

•
following the instructions provided when you vote over the Internet; or

•
going to https://www.cstproxy.com/metals/2026 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of the Common shares as of April 2, 2026 by:
•
each person known to the Company to be the beneficial owner of more than 5% of outstanding common shares;

•
each of the Company’s named executive officers and directors; and

•
all of the Company’s executive officers and current directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common shares issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.
The beneficial ownership of common shares is based on 433,188,187 common shares issued and outstanding as of April 2, 2026.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all common shares beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o TMC the metals company Inc., 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3.
Name and Address of Beneficial Owner	Number of Common Shares(1)	Percentage of Shares Beneficially Owned (%)
Directors and Executive Officers:
Andrei Karkar(2)	65,872,753	15.0%
Gerard Barron(3)	30,899,032	7.1%
Michael Hess(4)	14,166,666	3.2%
Andrew Greig(5)	5,070,030	1.2%
Stephen Jurvetson(6)	2,993,333	*
Erika Ilves(7)	2,208,114	*
Craig Shesky(8)	1,844,842	*
Christian Madsbjerg(9)	953,731	*
Sheila Khama(10)	321,004	*
Andrew Hall(11)	292,759	*
Brendan May(12)	241,790	*
Alex Spiro(13)		*
All Directors and Executive Officers of the Company as a Group (12 Individuals)(14)	124,864,054	28.5%
Five Percent Holders:
ERAS Capital LLC(15)	64,868,211	14.8%
Allseas Group S.A(16)	59,196,934	13.5%
William Brumder(17)	31,542,340	7.3%
Korea Zinc Company, Ltd.(18)	26,491,557	6.0%

*
Indicates beneficial ownership of less than 1%.

(1)
Excludes issued and outstanding special shares and special shares issuable upon exercise of certain options.

(2)
Consists of (i) 403,240 common shares held by Mr. Karkar, (ii) 22,371 common shares underlying restricted stock units that vest within 60 days of April 2, 2026 held by Mr. Karkar (iii) 578,931 common shares underlying options that are exercisable within 60 days of April 2, 2026 held by Mr. Karkar, (iv) 60,953,495 common shares held by ERAS Capital LLC (“ERAS”), (v) 1,414,716 common shares underlying warrants held by ERAS and (vi) 2,500,000 common shares underlying Class A warrants held by ERAS. Does not include 94,805 common shares underlying options that are not exercisable within 60 days of April 2, 2026 held by Mr. Karkar. Mr. Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(3)
Consists of (i) 26,162,760 common shares, (ii) 4,646,878 common shares underlying options that are exercisable within 60 days of April 2, 2026, and (iii) 89,394 common shares underlying warrants held by Mr. Barron. Does not include (i) 1,706,501 common shares underlying options that are not exercisable within 60 days of April 2, 2026 held by Mr. Barron, (ii) 1,491,025 common shares underlying restricted share units that do not vest within 60 days of April 2, 2026 held by Mr. Barron, (iii) 50,000 common shares underlying Class A warrants held by Mr. Barron and (iv) 13,333,333 common shares underlying restricted share units that vest based on the trailing 30-day average price of the Issuer’s common shares (the “Closing Price”) reaching the following prices on or prior to April 16, 2029, subject to the reporting person’s continued service with the Issuer on the applicable vesting date: one-half vest on achievement of a Closing Price of $10.00 and one-half shall vest on achievement of a Closing Price of $12.50 (each subject to equitable adjustment for any stock splits, combinations, reclassifications, stock dividends and the like). The Class A warrants held by Mr. Barron do not allow for an exercise that would result in the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) would beneficially own more than 4.99% of the number of Common shares outstanding immediately following exercise.

(4)
Consists of (i) 2,500,000 common shares held by Mr. Hess, (ii) 5,000,000 common shares underlying options that are exercisable within 60 days of April 2, 2026 held by Mr. Hess, (iii) 3,333,333 common shares held by SS3H Ventures LLC (“SS3H”) and (iv) 3,333,333 common shares underlying Class C warrants held by SS3H. Does not include (i) 237,529 common shares underlying restricted share units that do not vest within 60 days of April 2, 2026 held by Mr. Hess and (ii) 5,000,000 common shares underlying restricted stock units that vest based on the Closing Price reaching the following prices, subject to the reporting person’s continued service with the Issuer on the applicable vesting date: one-half vest on achievement of a Closing Price of $12.50; one-half vest on achievement of a Closing Price of $15.00. Mr. Hess is the sole member of SS3H and has voting and dispositive power over and may be deemed to beneficially own such securities held by SS3H. Mr. Hess disclaims beneficial ownership over any securities owned by SS3H other than to the extent of any pecuniary interest he may have therein.

(5)
Consists of (i) 5,047,659 common shares held by Mr. Greig and (ii) 22,371 common shares underlying restricted stock units that vest within 60 days of April 2, 2026 held by Mr. Greig. Does not include 94,805 common shares underlying options that are not exercisable within 60 days of April 2, 2026.

(6)
Consists of (i) 700,000 common shares held by Mr. Jurvetson and (ii) 2,293,334 common shares underlying stock options that are exercisable within 60 days of April 2, 2026 held by Mr. Jurvetson. Does not include 1,146,666 common shares underlying stock options that are not exercisable within 60 days of April 2, 2026.

(7)
Consists of (i) 2,177,432 common shares held by Ms. Ilves and (ii) 30,682 common shares held of record by Ms. Ilves’ children. Does not include (i) 758,444 common shares underlying options that are not exercisable within 60 days of April 2, 2026, (ii) 583,251 common shares underlying restricted share units that do not vest within 60 days of April 2, 2026 held by Ms. Ilves, and (iii) 2,000,000 common shares underlying restricted share units that vest based on the Closing Price reaching the following prices on or prior to April 16, 2029, subject to the reporting person’s continued service with the Issuer on the applicable vesting date: one-half vest on achievement of a Closing Price of $10.00; one-half vest on achievement of a Closing Price of $12.50.

(8)
Consists of (i) 1,425,811 common shares held by Mr. Shesky, (ii) 405,251 common shares underlying options exercisable within 60 days of April 2, 2026 held by Mr. Shesky and (iii) 13,750 common shares underlying Class A warrants held by Mr. Shesky. Does not include (i) 189,611 common shares underlying options that are not exercisable within 60 days of April 2, 2026, (ii) 583,251 common shares underlying restricted share units that do not vest within 60 days of April 2, 2026 and (iii) 2,000,000 common shares underlying restricted share units that vest based on the Closing Price reaching the following prices on or prior to April 16, 2029, subject to the reporting person’s continued service with the Issuer on the applicable vesting date: one-half vest on achievement of a Closing Price of $10.00; one-half vest on achievement of a Closing Price of $12.50.

(9)
Consists of (i) 352,429 common shares held by Mr. Madsbjerg, (ii) 22,371 common shares underlying restricted stock units that vest within 60 days of April 2, 2026 held by Mr. Madsbjerg and (iii) 578,931 common shares underlying options that are exercisable within 60 days of April 2, 2026 held by Mr. Madsbjerg. Does not include 94,805 common shares underlying options that are not exercisable within 60 days of April 2, 2026 held by Mr. Madsbjerg.

(10)
Consists of (i) 297,383 common shares held by Ms. Khama, (ii) 22,371 common shares underlying restricted stock units that vest within 60 days of April 2, 2026 held by Ms. Khama and (iii) 1,250 common shares underlying Class A warrants held by Ms. Khama.

(11)
Consists of (i) 270,388 common shares held by Mr. Hall and (ii) 22,371 common shares underlying restricted stock units that vest within 60 days of April 2, 2026 held by Mr. Hall. Does not include 66,508 common shares underlying restricted share units that do not vest within 60 days of April 2, 2026 held by Mr. Hall.

(12)
Consists of (i) 196,743 common shares held by Mr. May and (ii) 45,047 common shares underlying restricted stock units that vest within 60 days of April 2, 2026 held by Mr. May. Does not include 22,676 common shares underlying restricted share units that do not vest within 60 days of April 2, 2026 held by Mr. May.

(13)
Does not include 1,750,000 common shares underlying restricted stock units that do not vest within 60 days of April 2, 2026.

(14)
See footnotes (2) through (13).

(15)
The address of ERAS is 323 Marina Boulevard, San Francisco, California 94123. Consists of (i) 60,953,495 common shares, (ii) 1,414,716 common shares issuable upon exercise of warrants owned by ERAS and (iii) 2,500,000 common shares underlying Class A warrants held by ERAS. Andrei Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(16)
The address of Allseas Group S.A. is 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland. Includes (i) 55,113,601 common shares owned by Allseas Group S.A., (ii) 1,750,000 common shares issuable upon exercise of Class A warrants and (iii) 2,333,333 common shares issuable upon exercise of Class C warrants owned by Allseas Group S.A. Excludes 1,000,000 common shares held by Argentum Cedit Virtuti GCV, which has an ownership interest in Allseas Group S. A., to which Allseas Group, S.A. does not have voting or investment power with respect thereto.

(17)
The address of William Brumder is c/o Hogan Taylor LLP, 1225 N. Broadway Ave., Ste. 200, Oklahoma City, OK 73103. The amount shown is based on information set forth in a Schedule 13G, filed by William Brumder on November 28, 2025.

(18)
The address of Korea Zinc Company, Ltd. (“Korea Zinc”) is 33, Jong-ro, Jongno-gu, Seoul, Republic of Korea 03159. Includes (i) 19,623,376 common shares owned by Korea Zinc and (ii) 6,868,181 common shares issuable upon exercise of common share purchase warrants owned by Korea Zinc. The amount shown is based on information set forth in a Schedule 13G, filed by Korea Zinc on July 2, 2025.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our board of directors accepted the recommendation of the nominating and corporate governance committee and voted to nominate ten (10) directors for election at the Annual Meeting for a term of one year to serve until the 2027 annual meeting of shareholders, or until their respective successors have been elected and qualified.
The number of directors for the Company is set by ordinary resolution of the shareholders of the Company. The Company is seeking shareholder approval of an ordinary resolution setting the number of directors of the Company at ten (10) for the ensuing year.
Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 17, 2026. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.
Name	Age	Position
Director Nominees:
Gerard Barron	59	Chief Executive Officer and Chairman of the Board of Directors
Andrew Greig	69	Lead Independent Director
Andrew Hall	62	Director
Michael Hess	39	Director and Strategic Advisor to the Company
Stephen Jurvetson	59	Vice Chairman of the Board of Directors and Special Advisor to the Chief Executive Officer
Andrei Karkar	48	Director
Sheila Khama	68	Director
Christian Madsbjerg	51	Director
Brendan May	52	Director
Alex Spiro	43	Director and Strategic Advisor to the Company
Director Nominees
Gerard Barron has served as our Chief Executive Officer and Chairman of the Board of Directors since the closing of the business combination (the “Business Combination”) on September 9, 2021 by and among Sustainable Opportunities Acquisition Corp. (“SOAC”), 1291924 B.C. Unlimited Liability Company and formerly DeepGreen Metals Inc. and DeepGreen Metals ULC after the Business Combination (“DeepGreen”). Mr. Barron became involved in the early strategic development and financing of DeepGreen during its formation in 2011 and stepped into the role of DeepGreen’s Chairman and Chief Executive Officer in 2018. From July 2013 until becoming Chairman and Chief Executive Officer in 2017, Mr. Barron served as a strategic advisor to the DeepGreen Board and its shareholders. Mr. Barron is a seasoned entrepreneur with a track record of building global companies in battery technology, media and future-oriented resource development both as a chief executive officer and strategic investor. In 2001, Mr. Barron founded Adstream, a global advertising technology and services provider, and served as the company’s Chief Executive Officer until December 2013. During that time, Adstream grew from a single office in Sydney to over 40 offices in 30 countries around the world and over $100 million in global revenue per year. Mr. Barron has also been a first money investor in industry-leading companies including Nautilus and Sirtex Medical. Mr. Barron’s qualifications to serve as Chief Executive Officer and on the board of directors include his extensive leadership and investment experience in the technology and resource development industries.

Andrew C. Greig has served on the board of directors since October 2022, and is currently our Lead Independent Director. Mr. Greig is the founder of ACAC Innovation Pty Ltd and its Senior Director and previously worked for Bechtel Group, Inc. (“Bechtel”) for 34 years, leading its global mining business for 13 years. In addition, Mr. Greig was managing director for its Australian operations and was group Human Resources Manager in his last assignment. Mr. Greig was also Senior Vice President and Director of Bechtel. From 2001 to 2006, Mr. Greig served as President of Bechtel’s Mining & Metals global business unit, prior to becoming Project Director for the Brass LNG Project in Nigeria. As President of Mining & Metals, Mr. Greig was responsible for strategy, planning, execution and project delivery for the global business unit which peaked at 55,000 personnel across 14 countries and over $5 billion in annual revenue. Mr. Greig was elected as Principal Vice President in 1997 and as Senior Vice President in 2001. He was a member of Bechtel Group’s board of directors from 2011 until leaving Bechtel. Mr. Greig received a GDip in Business from Monash University Melbourne. Mr. Greig’s qualifications to be on the board include his long career in project development, overseeing major capital projects, his role leading the global HR team at Bechtel and his long tenure on Bechtel’s board of directors.
Andrew Hall has served on our board of directors since the closing of the Business Combination in September 2021. Mr. Hall is an internationally experienced executive and nonexecutive director in the renewable energy technologies and services sector. Since February 2022, he has served as a Senior Advisor at Blackstone. He currently also serves as Managing Director of Saxjo Limited and holds board and advisory roles with Saxjo Advisory Services FZCO, Railpool GmbH, Subsea Technology Limited and Luminator Technology Group. His prior and recent roles include Senior Independent Director of Hero Future Energies Global Limited; an Investor Director and Audit Chair at Arctic Green Energy Limited; and non-executive director of Time to Act Limited. He has also served as an Advisory Board Member of Zwei Wealth and as an advisor to Eneus Energy Ltd., a green ammonia developer. Earlier in his career, Mr. Hall served as Group Chief Financial Officer of Siemens Gamesa Renewable Energy SA and held a number of senior finance and executive leadership roles within Siemens AG and its affiliates, including as a chief financial officer and board member across multiple regions. His additional prior board and executive experience includes New Motion Labs Limited (Group Chief Financial Officer) and Windlogix Limited (Executive Chair). Mr. Hall holds an M.Sc. and B.Sc. from the University of Cape Town and an M.B.A. from the London Business School. Mr. Hall’s qualifications to serve on our board include his extensive international experience leading large, capital-intensive businesses in the renewable energy sector.
Michael Hess has served on our board of directors and as a Strategic Advisor to us since June 2025. Mr. Hess is an experienced investor and operator with a focus on the U.S. energy supply chain, bringing over 15 years of experience evaluating, financing and developing energy infrastructure, logistics and services businesses. Mr. Hess began his career in the energy groups at Goldman Sachs and KKR. He is a co-founder of the Bison Companies, where he has helped lead the companies’ efforts in strategy, finance and business development across Bison’s portfolio, spanning oil and gas development, water infrastructure and payments for the U.S. energy supply chain. Mr. Hess is also the Chief Investment Officer of Hess Capital, a private and public investment arm of the Hess family. Mr. Hess’s qualifications to serve on our board of directors include his extensive experience in energy infrastructure and investment, as well as his background in developing and scaling businesses across the U.S. energy supply chain.
Stephen Jurvetson has served on our board of directors as Vice Chairman and as a Special Advisor to our Chief Executive Officer since April 2024. Mr. Jurvetson is a co-founder of Future Ventures, a venture capital firm formed in 2018, and previously was a Managing Director of Draper Fisher Jurvetson, a venture capital firm, for over twenty years. Mr. Jurvetson sits on the SpaceX Board of Directors and was a member of the Board of Directors of Tesla from 2006 to 2020. Before co-founding Future Ventures and Draper Fisher Jurvetson, he was a Research and Development Engineer at Hewlett-Packard and he previously worked in product marketing at Apple and NeXT and management consulting with Bain & Company. Mr. Jurvetson holds B.S. and M.S. degrees in electrical engineering from Stanford University and an M.B.A. from the Stanford Business School. Mr. Jurvetson’s qualifications to serve on the board of directors include his experience as an advisor, investor and board member in public and private companies. In addition, his experience as a venture capitalist with a focus on founder-led, mission-driven companies at the cutting edge of disruptive technology and new industry formation will provide us valuable guidance and experience.

Andrei Karkar has served on our board of directors since the closing of the Business Combination in September 2021 and served as a director of DeepGreen since March 2019. Mr. Karkar currently serves as the chairperson of the compensation committee. Since 2014, Mr. Karkar has served as Chief Executive Officer of ERAS Holdings, The Karkar Family Office, with its origins in Karkar Electronics founded in 1959 by Edward Karkar. ERAS Holdings engages in a broad range of investment activities and invests in a wide variety of asset classes. Mr. Karkar has served on various boards of directors, such as CognitionX, a private company based in the United Kingdom, and Shepherd OÜ based in Estonia. Mr. Karkar received a B.A. from Georgetown University. Mr. Karkar’s qualifications to serve on the board of directors include his experience as an advisor and investor in public and private companies.
Sheila Khama has served on our board of directors since the closing of the Business Combination in September 2021. Ms. Khama is an experienced non-executive director of companies listed on the FTSE, Nasdaq, Saudi Stock Exchange and ASX. Her past and present directorships include ACWA Power, a Saudi Arabian energy and water producer, and Tullow Oil, which is listed on the FTSE. Previously, Ms. Khama served as Chief Executive Officer of De Beers Botswana and as a non-executive director of several group companies, including Debswana, a leading diamond producer. She has also served as Chairperson of the International Board of AMREF, a leading provider of primary health care. In addition, she worked for the World Bank and the African Development Bank in their respective mineral, oil and gas policy advisory divisions, where she led teams advising governments in Africa, Latin America and Central Asia. Ms. Khama currently serves as a mineral, oil and gas policy and energy advisor and is a member of the Advisory Board of the Columbia Center on Sustainable Investment, an Associate Fellow of Chatham House, and a member of the high-level panel to advance universal energy access convened by the Columbia University Center on Global Energy Policy and the Rockefeller Foundation. Ms. Khama received an M.B.A. in General Management from the University of Edinburgh and a B.A. from the University of Botswana. Ms. Khama’s qualifications to serve on our board of directors include her extensive experience as a corporate strategist and her deep understanding of regulatory frameworks in the minerals, oil and gas industry.
Christian Madsbjerg has served on our board of directors since the closing of the Business Combination in September 2021. Mr. Madsbjerg currently serves as the chairperson of the nominating and corporate governance committee. Mr. Madsbjerg has served on the board of directors of Fritz Hansen A/S Copenhagen. Since 2018, Mr. Madsbjerg has served as Professor of Applied Humanities at The New School for Social Research. Since January 2009, Mr. Madsbjerg has served as a director and senior partner of the consulting firm, ReD Associates, which he co-founded in August 2007. Mr. Madsbjerg is also a writer whose work has been featured in publications such as The Wall Street Journal, Financial Times, The Washington Post, Der Spiegel, and The Economist. His latest book, Look — How to Pay Attention in a Distracted World, was published in 2023 by Riverhead Books. His book, Sensemaking: The Power of the Humanities in the Age of the Algorithm, was published in 2017 by Hachette Book Group. His book The Moment of Clarity, co-written with ReD partner Mikkel B. Rasmussen, was published by Harvard Business Press in 2014. Mr. Madsbjerg studied philosophy and political science in Copenhagen and London and has a Masters from the University of London. Mr. Madsbjerg’s qualifications to serve on the board of directors include his expertise in advising senior executives, including the practical application of the human sciences in business.
Brendan May has served on our board of directors since May 2024. Prior to joining the board, he served as a consultant to us. Mr. May is chairman and founder of Robertsbridge, a leading global sustainability consultancy he formed in 2010 with a number of prominent environmental thinkers, which previously provided consulting services to the Company. He was previously a managing director of Weber Shandwick’s global sustainability practice for five years. Mr. May worked in oceans sustainability as Chief Executive of the Marine Stewardship Council (MSC). Mr. May is a former contributing editor to Ethical Corporation and the former European chairman of the Rainforest Alliance. Mr. May holds an M.A. from the University of Oxford, where he read Philosophy, Politics & Economics. Mr. May’s qualifications to serve on the board of directors include more than 25 years in the sustainability world, first as an NGO campaigner, then as a corporate advisor. He and his company have worked all over the world with many leading companies and brands including Nestle, Unilever, Cargill, Sainsbury’s, Tesco, Avantium, Everland, Alliance Boots, Ovo Energy, APRIL, Asia Pulp & Paper (APP), Golden Agri Resources (GAR), IOI Group, Astra International, Sime Darby Plantation, Heathrow Airport Ltd, Drax Group Plc, Primark, Total Energies,

Live Nation & Warner Music Group. He recently stepped down after four years as Chairman of Cargill’s Forest & Land Use Sustainability Advisory Panel. He is a regular commentator on corporate responsibility and sustainability issues. In 2019, his firm was acquired by Stonehaven, a London based strategy firm, where he is also Deputy Chairman. Mr. May’s qualifications to serve on the board of directors include his significant experience in advising on sustainability matters and his experience as an advisor to public and private companies.
Alex Spiro has served on our board of directors and as a Strategic Advisor to us since June 2025. Mr. Spiro is a well-known litigator and has spent more than a decade advising Fortune 500 corporations and their chief executives on high-priority matters, including at multiple “Magnificent 7” companies. Mr. Spiro has represented numerous high-profile clients across a range of sectors and is widely regarded for his work in complex litigation. In addition to his legal practice, he is an active investor and advisor to technology, mining and energy companies. Mr. Spiro’s qualifications to serve on our board of directors include his extensive experience advising public companies and senior executives, as well as his expertise in corporate governance, public markets and regulatory matters.
There are no family relationships, as such term is defined in Item 401(d) of Regulation S-K, between or among any of our directors or executive officers.
Independence of the Board of Directors
Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that the following director nominees are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq: Andrew Greig (Lead Independent Director), Andrew Hall, Sheila Khama, Christian Madsbjerg, Andrei Karkar and Brendan May, representing six (6) of the Company’s ten (10) directors.
Committees of our Board of Directors and Meetings
Meeting Attendance
During the year ended December 31, 2025, there were seven meetings of our board of directors, and the various committees of our board of directors met a total of 12 times. The board of directors and its committees also took action by unanimous written consent from time to time. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal 2025. Each member of our board of directors is strongly encouraged but is not required to attend each annual meeting of our shareholders. All directors attended our annual meeting of shareholders held in 2025.
Audit Committee
Our audit committee met six times during fiscal 2025 and acted by written consent outside of its meetings. Our audit committee currently consists of Andrew Hall, who serves as the chairperson, Christian Madsbjerg and Sheila Khama. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended.
The board of directors has determined that Mr. Hall qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

The board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
Compensation Committee
Our compensation committee met one time during the year ended December 31, 2025 and acted by written consent outside of its meetings. Our compensation committee currently consists of Andrei Karkar, who serves as the chairperson, and Andrew Greig. All members of the compensation committee qualify as independent under the definition promulgated by Nasdaq.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report, if any, required to be included in our proxy statement under the rules and regulations of the SEC.
The board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
The compensation committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:
•
The compensation committee’s independent compensation consultant during the year ended December 31, 2025 was Frederic W. Cook & Co. (“FW Cook”). FW Cook is engaged by, and reports directly to, the compensation committee, which has the sole authority to hire or fire FW Cook and to approve fee arrangements for work performed. FW Cook assists the compensation committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The compensation committee has authorized FW Cook to interact with management on behalf of the compensation committee, as needed in connection with advising the compensation committee, and FW Cook is included in discussions with management and, when applicable, the compensation committee’s outside legal counsel on matters being brought to the compensation committee for consideration.

•
It is the compensation committee’s policy that the chair of the compensation committee or the full compensation committee pre-approve any additional services provided to management by our independent compensation consultant. In the year ended December 31, 2025, FW Cook only did work for the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that FW Cook’s work for the compensation committee does not raise any conflict of interest.

The compensation committee also administers our clawback policy described below.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee met two times during the year ended December 31, 2025 and acted by written consent outside of its meetings. Our nominating and corporate governance committee currently consists of Christian Madsbjerg, who serves as the chairperson, Sheila Khama and Andrei Karkar. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with the criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for re-election and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of shareholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company,

(5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
The board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
Generally, our nominating and corporate governance committee considers candidates recommended by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our nominating and corporate governance committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our shareholders. The nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
In general, persons recommended by shareholders will be considered in accordance with our nominating and corporate governance committee’s written charter. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending shareholder and the beneficial owner, if any, on whose behalf the nomination is made:
•
all information relating to such person that would be required to be disclosed in a proxy statement;

•
certain biographical and share ownership information about the shareholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•
a description of certain arrangements and understandings between the proposing shareholder and any beneficial owner and any other person in connection with such shareholder nomination; and

•
a statement whether or not either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:
•
certain biographical information concerning the proposed nominee;

•
all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•
certain information about any other security holder of the Company who supports the proposed nominee;

•
a description of all relationships between the proposed nominee and the recommending shareholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•
additional disclosures relating to shareholder nominees for directors, including completed questionnaires and disclosures required by our Articles.

If a shareholder wishes to nominate a candidate for election to our board of directors at a future annual general meeting of our shareholders, it must follow the procedures described in the Articles and in “Shareholder Proposals and Nominations for Director” at the end of this proxy statement.

Sustainability and Innovation Committee
Our sustainability and innovation committee met three times during the year ended December 31, 2025. Our sustainability and innovation committee currently consists of Brendan May, who serves as the chairperson, Christian Madsbjerg and Sheila Khama.
The purpose of the sustainability and innovation committee is to assist the board of directors in discharging its responsibilities relating to oversight of our policies, programs, performance and related risks and opportunities that concern key sustainability and innovation matters, including issues of significance to us and our stakeholders that may affect its business, strategy, operations, performance, or reputation.
The board of directors has adopted a written charter for the sustainability and innovation committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Corporate Governance Overview — Committee Charters.
Board Leadership Structure
The positions of Chairman of the Board of Directors and Chief Executive Officer of the Company have historically been combined, and Gerard Barron currently holds both positions. We believe this board leadership structure is appropriate because of the efficiencies and institutional history with the positions held by Mr. Barron as the former chief executive officer and chairman of DeepGreen and of the subsequent combined entity following the closing of the Business Combination. Mr. Barron possesses the detailed knowledge of our day-to-day operations and this has both informed and supported the decision-making processes of the board of directors as a whole.
We believe we have a strong governance structure in place, including the appointment of a Lead Independent Director (currently Mr. Greig) and having five (5) other independent directors, which seek to ensure the powers and duties of the dual role of Mr. Barron are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Messrs. Barron, Jurvetson and Spiro in attendance.
Mr. Jurvetson also serves as Vice Chairman of the Board of Directors and has a broad range of duties and responsibilities aimed at supporting the chairman of the board of directors and ensuring the effective functioning of our organization.
Role in Risk Oversight
The board of directors has extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk (including cybersecurity) and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer and management succession planning. A copy of our corporate governance guidelines is posted on our website at www.metals.co under Investors — Governance — Corporate Governance Overview — Governance Documents.
Shareholder Communications to our Board of Directors
Generally, shareholders who have questions or concerns should contact our Investor Relations department at investors@metals.co. However, any shareholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the chairperson of our board of directors at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•
junk mail and mass mailings;

•
resumes and other forms of job inquiries;

•
surveys; and

•
solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Insider Trading Policy and Prohibition on Hedging
We have an insider trading policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees and consultants and certain other covered persons. Our policy is designed to prevent violations of insider trading laws by our personnel and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered persons from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance of all transactions by certain persons, as well as members of their households.
Although we have not adopted an insider trading policy governing our purchase, sale, and/or other disposition of our securities, as part of the oversight of risk, our board of directors, or one or more of its committees, approves any transaction, plan or arrangement by or with us with respect to our securities on a case-by-case basis, and as part of their procedures to review and approve any such transaction, plan or arrangement, our board of directors or committee consults with legal counsel as needed to help ensure our compliance with applicable insider trading laws, rules and regulations, and listing standards.
In addition, our insider trading policy explicitly prohibits the engagement of our employees, contractors, directors and officers to engage in short-term or speculative transactions involving our securities, which includes:
•
trading in our securities on a short-term basis (any of our common shares purchased in the open market must be held for a minimum of six months and ideally longer);

•
purchasing of financial instruments (including prepaid variable forward contracts, equity swaps, puts, calls, straddles, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our equity securities and entering into other transactions with the same economic effect, including short sales;

•
borrowing or other arrangements involving pledge of securities; and

•
selling a security future that establishes a position that increases in value as the value of the underlying equity security decreases.

A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC.
Stock Ownership Guidelines
We have stock ownership guidelines for non-employee directors and our senior executive officers. Our stock ownership guidelines require that within five years of their hire date (or date of promotion to executive officer), non-employee directors and executive officers acquire and maintain ownership of our common shares at different multiples of their annual board retainer or annual base salary depending upon position. Common shares owned include shares owned directly, shares owned indirectly (e.g., by a spouse or trust), shares represented by amounts invested in a 401(k) plan or deferred compensation plan we maintain, time-vested restricted stock, restricted stock units or phantom stock, but exclude unexercised options and unearned performance shares. Each non-employee director has an ownership requirement of two (2) times their annual retainer. The Chief Executive Officer has an ownership requirement of three (3) times base salary. The Chief Financial Officer has an ownership requirement of one (1) time base salary. The remaining officers covered by the policy have ownership requirements of one half (1/2) times their base salary.
As of December 31, 2025, all of our non-employee directors and each executive officer covered by the policy met their ownership thresholds or are within the initial five-year grace period to meet their ownership threshold.
Our board of directors may revoke or modify these guidelines at any time.
Clawback Policy
We believe that it is in our best interests and that of our shareholders to create and maintain a culture that emphasizes integrity and accountability and therefore, in compliance with SEC and Nasdaq rules, we adopted a clawback policy that is administered by the compensation committee and which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Our clawback policy provides for the mandatory reimbursement or recovery, from current and former officers, of excess incentive-based compensation that was erroneously awarded during the three years preceding the date that we are required to prepare certain accounting restatements of our financial statements.

Executive Officers
The following table sets forth certain information as of April 17, 2026 regarding our executive officers. We have employment agreements with executive officers.
Name	Age	Position
Executive Officers:
Gerard Barron	59	Chief Executive Officer and Chairman of the Board of Directors
Craig Shesky	42	Chief Financial Officer
Erika Ilves	48	Chief Strategy Officer
Gerard Barron See Mr. Barron’s biography above.
Craig Shesky has served as our Chief Financial Officer since the Closing of the Business Combination and has served as DeepGreen’s Head of Financial Markets and Investor Relations since February 2021. Mr. Shesky has over 15 years combined experience in public investing, metals research and investment banking in New York. From August 2008 until July 2020, Mr. Shesky was employed by King Street Capital Management, most recently as senior analyst in charge of recommending investments in the global metals and mining space. Mr. Shesky has analyzed electrification trends, battery chemistries and the resulting impacts on supply and demand for critical base metals, with particular expertise in nickel and copper. He also has significant experience navigating complex, legal-driven investments around the world, as King Street was one of the largest creditors in over a dozen global Lehman Brothers entities. From July 2006 to July 2008, Mr. Shesky served as an analyst on the insurance and asset management investment banking team at Morgan Stanley. Mr. Shesky graduated magna cum laude with a B.S. in Finance from the University of Notre Dame.
Erika Ilves has served as our Chief Strategy Officer since the Closing of the Business Combination and has served as DeepGreen’s Head of Strategy and Business Development since September 2018. During her time at DeepGreen, Erika has focused on developing alliances with offshore partners, resource companies and EV supply chain, overseeing DeepGreen lifecycle impact studies as well as developing a transparent provenance strategy to enable DeepGreen to establish clean metals as a new purchasing category. From November 2015 until December 2018, Ms. Ilves served as a director and Head of Machine Learning for OffWorld, Inc., an industrial robotics company that she co-founded, where she led a team of machine learning engineers to develop teachable mining robots. From November 2013 until November 2016, Ms. Ilves also served as Chief Strategy Officer for Shackleton Energy, a company she co-founded, where she developed an international public-private consortium to create technologies to extract water ice from the moon in order to fuel deep space missions from low Earth orbit, drastically reducing the costs of such missions. Ms. Ilves’ 15 years of strategy consulting experience started with McKinsey & Company, where she served global and emerging markets financial institutions on strategy, performance and operational transformations; and later founded the Executive Office which advised governments and investors of the Gulf Cooperation Council on transitioning to a green economy. From 2006 to 2007, Ms. Ilves served as Chief Organization Officer of TANDBERG, an OSE-listed videoconferencing technology firm acquired by Cisco Systems Inc. in 2010, where she was responsible for developing leadership and sales capability for the firm’s global sales force and partner network of over 3,000 people. In 1999, Ms. Ilves attended Emory Law School as a research scholarship recipient. Ms. Ilves earned a LL.M. from the Central European University and a LL.B.magna cum laude from the University of Tartu.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Introduction
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
We are eligible to use the requirements of a “smaller reporting company” within the meaning of the Securities Exchange Act of 1934, as amended, for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to the following “Named Executive Officers” (“NEOs”), which are the individuals who served as principal executive officer and the next two most highly compensated executive officers for the year ended December 31, 2025. As of December 31, 2025, our NEOs were:
•
Gerard Barron, Chief Executive Officer;

•
Craig Shesky, Chief Financial Officer; and

•
Erika Ilves, Chief Strategy Officer

In 2024, we entered into new compensation arrangements for Gerard Barron, our Chief Executive Officer and Chairman, which were approved by our shareholders on an advisory basis at our 2024 annual meeting of shareholders held on May 30, 2024. These 2024 compensation arrangements directly factored into Mr. Barron’s 2025 compensation.
Our current executive compensation plan for our other NEOs has been in place since September 9, 2021 and is the ongoing compensation program for these NEOs post-Business Combination.
As discussed in more detail below, in 2025, our executive compensation program was designed to provide our NEOs with meaningful incentives and rewards, while effectively balancing the short-term and long-term interests of our shareholders with our ability to attract and retain talented executives. The compensation committee of our board of directors has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each NEO’s compensation. Our executive compensation program is based on four guiding principles. We have created a compensation program that combines short-term and long-term components, cash, equity, fixed and performance- based contingent payments, in the proportions that we believe achieve these four guiding principles:
•
enhance shareholder value by aligning the financial interests of our NEOs with those of our shareholders;

•
enable us to attract, motivate and retain the people needed to define and lead our industry;

•
integrate compensation closely with the achievement of our business and performance objectives; and

•
reward the individual performance that contributes to our short-term and long-term success.

The compensation committee utilized and relied significantly on a competitive market analysis when determining the size, components and mix of our NEOs’ compensation packages.
As discussed in more detail below, our NEOs’ target annual compensation generally consists of three principal components: (a) base salary, (b) an annual performance award under our Short-Term Incentive Plan (“STIP”) and (c) long-term equity incentive compensation under our Long-Term Incentive Plan (“LTIP”). The base salary component is primarily designed to provide a predictable level of financial stability. The STIP is designed to reward the achievement of annual goals that are aligned with our strategic plan. The base salary and STIP are referred to as the cash component of the compensation plan. The LTIP is the equity compensation component and is primarily designed to incentivize and retain our executives over a multi-year period and to reward the achievement of our long-term financial and strategic objectives.

Elements of Compensation for Our NEOs
Our executive compensation program consists of three principal components: base salary, STIP, and LTIP. The LTIP consists primarily of restricted share units (“RSUs”) that vest over time based on continued employment and, in some cases, the achievement of performance and market goals.
Key Components of Our 2025 Compensation Plans for Our NEOs
Compensation Element	Primary Purpose	Performance Period	Details
Cash Compensation
Base Salary	Reward for ongoing work performed, executive tenure and role	Ongoing	Provided in cash each pay period
Short-Term Incentive Plan (STIP)	Reinforce and drive short-term priorities and business results	1 year	Target award based on a percentage of salary.
Recognize and reward corporate and individual performance
Awards may be earned from 0% to 100% of target based on achievement of pre- determined corporate short-term objectives that are aligned with our strategic plan as well as individual performance.
Awards are paid in cash upon the completion of the fiscal year; however, at the election of the Company, 2024 STIP awards were paid in immediately-vested RSUs to conserve operating cash.

Equity Compensation
Long-Term Incentive Plan (LTIP)	Reinforce and drive long-term shareholder value Retain executives over a multi-year period Incentivize the achievement by management of multi-year performance goals	3 years	Since 2023, grants were in the form of RSUs that vest one-third per year over three years
Special Retention Incentives	Retain key executives through critical periods Align executive interests with long-term share price performance Incentivize the achievement of sustained stock price appreciation	3 or 4 years	Time- and performance-based RSUs granted in September 2025 that vest upon achievement of specified share price thresholds and continued service for 3 or 4 years, as applicable

Equity Compensation for Our NEOs
We use long-term equity-based compensation to incentivize and retain our executive officers by linking their awards to the achievement of our long-term strategic goals. We typically award long-term equity-based compensation with restricted share units that vest over time so long as the executive remains employed with the Company.
The compensation committee determines the size of equity award grants after considering the following factors:
•
the competitive equity compensation practices for comparable positions identified in the applicable market analysis;

•
the executive’s level of responsibility and duties;

•
a comparison to grant levels of other executive officers;

•
individual executive officer’s performance;

•
our corporate performance; and

•
our total equity compensation costs relative to total expenses;

The compensation committee does not take into consideration an executive’s aggregate equity holdings or equity carrying value in determining annual long-term equity incentive awards.
In March 2025, our compensation committee granted equity awards under our LTIP. Mr. Barron received 1,598,070 RSUs and each of Mr. Shesky and Ms. Ilves received 625,125 RSUs.
In July 2025, our compensation committee approved special retention RSU awards to Mr. Shesky and Ms. Ilves to support the Company’s transition from the pre-licensure phase to commercial operations. These awards were made in September 2025. In approving these awards, the compensation committee considered the critical roles, experience and institutional knowledge of the NEOs, as well as the importance of retaining the leadership team through key milestones. The structure and size of the awards were informed by an analysis conducted by FW Cook, the independent compensation consulting firm engaged by the compensation committee to provide competitive market data and advice on compensation program design. Mr. Shesky and Ms. Ilves each received 2,000,000 RSUs that vest, subject to each continuing to be employed by us through September 1, 2029 (the “Retention Date”), as follows: (i) 50% upon the trailing 30-day average closing price of the common shares (the “Average Share Price”) reaching $10.00 on or before April 16, 2029, and (ii) 50% upon the Average Share Price reaching $12.50 on or before April 16, 2029. Common shares received upon settlement of the RSUs may not be sold or otherwise transferred prior to the Retention Date.
In April 2026, our compensation committee granted equity awards to our NEOs under the LTIP. Mr. Barron received 816,327 RSUs and each of Mr. Shesky and Ms. Ilves received 453,515 RSUs.
See also “Summary Compensation Table” and “Outstanding Equity Awards at 2025 Fiscal Year-End”.
Compensation of Our Chief Executive Officer and Chairman
We entered into an employment agreement with Mr. Barron in 2018 prior to the closing of the Business Combination and our becoming a publicly-traded company. In light of the lack of substantial updates in Mr. Barron’s compensation since that time, the developments in our business and the board of directors’ belief that the compensation of our Chief Executive Officer is critical to align the interests of our Chief Executive Officer with that of our shareholders, our board of directors and its compensation committee engaged in extensive discussions over a significant length of time regarding updates to Mr. Barron’s employment terms. Upon the conclusion of these discussions, the compensation committee and the board of directors approved a new compensation package for Mr. Barron and we entered into a new employment agreement with Mr. Barron on April 16, 2024 (the “2024 Barron Employment Agreement”). Throughout this process, the compensation committee consulted with FW Cook, its independent compensation consultant, and its outside legal counsel and also conferred with Mr. Barron, provided that Mr. Barron was not present during any voting or deliberations on the new compensation package or the 2024 Barron Employment Agreement. Our shareholders approved the new compensation arrangements on an advisory basis at our 2024 annual meeting of shareholders held on May 30, 2024.
The principal economic terms of the 2024 Barron Employment Agreement are summarized below and carried over into Mr. Barron’s 2025 compensation.
Cash Compensation
Annual Salary
Mr. Barron receives an annual base salary of $750,000, which shall be reviewed annually by our board of directors
Annual Bonus
Mr. Barron is eligible for an annual cash bonus, based on achievement of individual performance objectives and achievement of certain company financial results as established by our board of directors, with the target amount set at 75% of his base salary. Mr. Barron received a cash bonus under the STIP of $750,000 for 2025.
Retirement Account Contributions
We will provide Mr. Barron with an additional amount equal to 10% of his base salary per year to be contributed to Mr. Barron’s retirement plan (the “Retirement Benefit”).
Equity Compensation
Signing RSUs
In April 2024, Mr. Barron received a one-time signing bonus award of performance-based restricted stock units for up to 20,000,000 of our common shares, based on the achievement of stock price goals (the “Signing RSUs”).
The Signing RSUs vest upon our common shares achieving the following closing prices per share, based on the trailing 30-day average price (the “Closing Price”), on or prior to April 16, 2029, subject to Mr. Barron’s continued service with us on the applicable vesting date: one-third of the Signing RSUs vested upon achievement of a Closing Price of $7.50 (achieved in 2025); one-third of the Signing RSUs vest upon achievement of a Closing Price of $10.00; and one-third of the Signing RSUs vest upon achievement of a Closing Price of $12.50 (each subject to equitable adjustment for any stock splits, combinations, reclassifications, stock dividends and the like). Any Signing RSUs that do not vest on or prior to April 16, 2029 will be forfeited.
Mr. Barron shall not be permitted to sell any shares settled upon the vesting of the Signing RSUs until April 16, 2029, at which point all such vested shares shall be freely tradeable by Mr. Barron at his full discretion, subject to compliance with our Insider Trading Policy and applicable laws.
Participation in Annual LTIP
Mr. Barron is also eligible to be considered for annual equity awards under our LTIP at the discretion of the board of directors. See above for information on Mr. Barron’s LTIP award in 2025.
Severance and Change of Control Payments
Severance
In the event that Mr. Barron’s employment is terminated without Cause (as defined in the 2024 Barron Employment Agreement) or if Mr. Barron resigns for Good Reason (as defined in the 2024 Barron Employment Agreement), or in the event that the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, Mr. Barron will receive: 18 months of base salary (including the pro rata portion of his Retirement Benefit); 18 months of additional vesting on outstanding equity awards (excluding the Signing RSUs); and a pro-rata bonus for the year of termination.
Change of Control of Company
In the event that, within 24 months following a Change of Control (as defined in the 2024 Barron Employment Agreement), Mr. Barron is terminated without Cause or resigns for Good Reason, or the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, in each case, Mr. Barron will be eligible to receive: 24 months of base salary, two times his then target annual bonus and the full vesting of outstanding equity awards (including the Signing RSUs).
The treatment of the Signing RSUs upon a change of control is intended to align Mr. Barron’s interests with the interests of the Company’s other shareholders with respect to evaluating potential change of control offers.
Benefits
Subject to the terms and conditions of our benefit plans, Mr. Barron is entitled to participate in the benefit plans generally available to our employees as amended from time to time (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan). We reserved the right to alter, amend, replace or discontinue the group benefit plans it may make available to its employees at any time, with or without notice.
Mr. Barron will also be entitled to reimbursement for certain industry and professional memberships up to $15,000 annually.
STIP Compensation for Our Other NEOs
In addition to the equity awards discussed above granted to Mr. Shesky and Ms. Ilves in 2025, Mr. Shesky and Ms. Ilves received a cash bonus under the STIP of $375,000 and $487,000, respectively, for 2025.
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our NEOs for the fiscal years ended December 31, 2025 and 2024.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Gerard Barron,	2025	750,000	750,000	2,684,758	85,360	4,270,118
Chief Executive Officer	2024	696,042	574,234	22,584,890	77,279	23,932,445
Craig Shesky	2025	500,000	375,000	12,450,210	88,421	13,413,631
Chief Financial Officer	2024	500,000	412,500	724,283	85,103	1,721,886
Erika Ilves	2025	487,000	487,000	12,450,210	56,229	13,480,439
Chief Strategy Officer	2024	487,000	401,775	724,283	62,647	1,675,705

(1)
The executives received their entire 2025 STIP bonus in the form of cash, paid on February 28, 2026.

(2)
The executives received their entire 2024 STIP bonus in the form of immediately vested RSUs. The number of 2024 STIP RSUs granted was 341,806 units for Gerard Barron, 245,536 units for Craig Shesky and 239,152 units for Erika Ilves. The 2024 STIP RSUs were granted on March 4, 2025, effective as of March 20, 2025, and the number of STIP RSUs issued to each executive was based on the closing price of our common shares on the approval date of $1.68.

(3)
Includes LTIP stock awards consisting of RSUs granted to NEOs on March 6, 2025, effective as of March 20, 2025 (1,598,070 RSUs to Gerard Barron and 625,125 RSUs to each of Craig Shesky and Erika Ilves) and February 29, 2024, effective as of March 20, 2024 (1,276,936 RSUs to Gerard Barron and 499,505 RSUs to each of Craig Shesky and Erika Ilves), and 2,000,000 retention RSUs granted on September 23, 2025 to each of Craig Shesky and Erika Ilves with a grant date fair value ranging from $5.58 and $5.82 per RSU. The 2024 amount for Gerard Barron starting in this proxy statement also includes 20,000,000 RSUs granted to him on April 16, 2024 with a grant date fair value ranging from $1.00 to $1.07 per RSU that were approved by our shareholders in a non-binding advisory vote at our 2024 annual meeting of shareholders. The grant date fair value is computed based on the closing market price on the date of grant in accordance with FASB ASC Topic 718, Compensation — Stock Compensation (“ASC 718”).
(4)
Consists of retirement benefits contributions and health expenses reimbursements we made to our NEOs.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards held by the NEOs as of December 31, 2025.
	Option Awards					Stock Awards
Name	Effective Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or unit shares or units of stock that have not vested ($)(4)
Gerard Barron	5/16/2021	3,473,586	—	0.65	6/1/2028	—	—
	3/4/2021	1,173,292	1,706,500	0.65	6/1/2028	—	—
	3/20/2023	—	—	—	—	479,740	2,959,996
	3/20/2024	—	—	—	—	851,291(5)	5,252,465
	4/16/2024					13,333,333(6)	82,266,665
	3/20/2025					1,598,070	9,860,092
Erika Ilves	3/4/2021	—	758,444	0.65	6/1/2028	—	—
	3/20/2023					187,662	1,157,875
	3/20/2024	—	—	—	—	333,003(5)	2,054,629
	3/20/2025	—	—	—	—	625,125(5)	3,857,021
	9/23/2025					2,000,000(7)	12,340,000
Craig Shesky	3/4/2021	405,251	—	8.64	6/1/2028	—	—
	3/4/2021	63,204	189,610	0.65	6/1/2028(8)	—	—
	3/23/2023					187,662	1,157,875
	3/20/2024	—	—	—	—	333,003(5)	2,054,629
	3/20/2025	—	—	—	—	625,125(5)	3,857,021
	9/23/2025					2,000,000(7)	12,340,000

(1)
Does not include an aggregate of 2,737,471 Class A through H special shares issuable upon exercise of the options held by Gerard Barron and an aggregate of 275,967 Class A through H special shares issuable upon exercise of the options held by Craig Shesky.

(2)
These stock options vest as follows, subject to continued service through each vesting event: (i) 46.7% if our market capitalization equals or exceeds $6.0 billion; (ii) 26.7% if the International Seabed Authority grants us an exploitation contract; and (iii) 26.7% upon the commencement of the first commercial production following the grant of the exploitation contract. Does not include an aggregate of 1,005,297 Class A through H special shares issuable upon exercise of the options held by Gerard Barron, an aggregate of 111,699 Class A through H special shares issuable upon exercise of the options held by Craig Shesky and an aggregate of 446,798 Class A through H special shares issuable upon exercise of the options held by Erika Ilves.

(3)
Does not include LTIP RSUs granted on April 13, 2026 of which 816,237 units were granted to Gerard Barron, and 453,515 units were granted to each of Craig Shesky and Erika Ilves.

(4)
Market value of shares based on the closing market share price at December 31, 2025 of $6.17.

(5)
Stock award was granted as RSUs, which vest one third on each anniversary of the effective grant date.

(6)
Stock award was granted as RSUs, which vest as follows: (i) 1/2 of the RSU vests if the closing price per share based on the trailing 30-day is $10.00 and (ii) 1/2 of the RSU vests if the closing price per share based on the trailing 30-day is $12.50.

(7)
See above “Equity Compensation for Our NEOs” for award and vesting details with respect to these special retention RSUs.

(8)
These options are exercisable at any time until March 5 of the year following vesting of such option (any such date, the “Exercise Date”) and these options expire on the day after the Exercise Date with respect to such vesting.

Other Compensation and Benefits
We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our NEOs with employee benefits on the same basis as offered to our full-time non-executive employees, including health and dental benefits and a 401(k) plan (or equivalent as determined by employee’s jurisdiction of employment).
Employment Arrangements
We have employment agreements with our NEOs, the material terms of which are described below. In addition, each NEO has agreed to non-competition, non-solicitation and non-interference covenants that apply during the term of employment and for 12 months thereafter, as well as assignment of intellectual property and confidentiality obligations, each as set forth in his or her respective employment agreement.
Mr. Barron began his current position as our Chief Executive Officer in January 2018 with DeepGreen. Mr. Shesky began his current position as our Chief Financial Officer in May 2021 with DeepGreen. Ms. Ilves began her current position as our Chief Strategy Officer in September 2021 and held previous positions with DeepGreen before the closing of the Business Combination.
Gerard Barron
On April 16, 2024, we entered into a new employment agreement with Mr. Barron (the “2024 Barron Employment Agreement”) that replaced and superseded his previous employment agreement with us entered into in 2018. Under the 2024 Barron Employment Agreement, Mr. Barron’s annual base salary will be $750,000, and will be reviewed annually by our board of directors. Under the 2024 Barron Employment Agreement, Mr. Barron will also be eligible for an annual cash bonus, based on achievement of individual performance objectives and achievement of certain company financial results as established by our board of directors, with the target amount of his annual bonus set at 75% of his base salary, payable at the discretion of the board of directors. In addition, in connection with entering into the 2024 Barron Employment Agreement, we granted Mr. Barron a one-time signing bonus award of performance-based restricted stock units (the “Signing RSUs”) with respect to 20,000,000 of our common shares. The Signing RSUs vest upon our common shares achieving specified closing prices per share, based on the trailing 30-day average price (the “Closing Price”), on or prior to April 16, 2029, subject to Mr. Barron’s continued service with us on the applicable vesting date. One-third of the Signing RSUs vested upon achievement of a Closing Price of $7.50 in 2025. The remaining Signing RSUs will vest as follows: one-half upon achievement of a Closing Price of $10.00; and one-half upon achievement of a Closing Price of $12.50 (each subject to equitable adjustment for any stock splits, combinations, reclassifications, stock dividends and the like). Pursuant to the 2024 Barron Employment Agreement, Mr. Barron has agreed not to sell any of the common shares issuable upon vesting of the Signing RSUs until after the fifth anniversary of entering into the 2024 Barron Employment Agreement. In addition, under the 2024 Barron Employment Agreement, Mr. Barron is eligible to participate in the company’s benefit plans (and to receive reimbursement for certain health and medical expenses prior to the adoption of an applicable company plan). In addition, we will provide Mr. Barron with an additional amount equal to 10% of his base salary per year to be contributed to Mr. Barron’s retirement plan (the “Retirement Benefit”). Mr. Barron is also eligible to be considered for annual equity awards under our LTIP. The 2024 Barron Employment Agreement has an initial term of one year and automatically renews for additional one-year terms unless employment is terminated by us or by Mr. Barron.
In the event that Mr. Barron’s employment is terminated without Cause (as defined in the 2024 Barron Employment Agreement) or if Mr. Barron resigns for Good Reason (as defined in the 2024 Barron Employment Agreement), or in the event that the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, Mr. Barron will receive: 18 months of base salary (including the pro rata portion of his Retirement Benefit); 18 months of additional vesting on outstanding equity awards (excluding the Signing RSUs); and a pro-rata bonus for the year of termination. In the event that, following a Change of Control (as defined in the 2024 Barron Employment Agreement), Mr. Barron is terminated without Cause or resigns for Good Reason or in the event that the 2024 Barron Employment Agreement is not renewed by us at the end of any one-year term, in each case, within 24 months following the Change of Control, Mr. Barron will be eligible to receive: 24 months of base salary, two times his then target annual bonus and the full vesting of outstanding equity awards (including the Signing RSUs).
Craig Shesky
On May 6, 2022, our subsidiary, The Metals Company USA, LLC (formerly known as DeepGreen Resources, LLC), entered into an amended and restated employment agreement with Mr. Shesky in connection with his continued role as our Chief Financial Officer, a role he started in May 2021 with DeepGreen (the “Shesky Employment Agreement”). Under the Shesky Employment Agreement, Mr. Shesky receives an annual base salary of $500,000, which will be reviewed annually by our Chief Executive Officer. In addition, Mr. Shesky is eligible to participate in our LTIP, pursuant to which awards are determined based on individual and Company performance considerations and are generally delivered in the form of RSUs that vest over time. Mr. Shesky is also eligible to participate in our benefit plans and to be considered for an annual performance incentive bonus targeted at 75% of his annual base salary, to be granted at the discretion of the board of directors on a year-to-year basis (the “Shesky Employment Bonus”). The Shesky Employment Agreement has an indefinite term.
In general, during his employment and for a period of six months thereafter, Mr. Shesky is prohibited from (a) competing with us within North America; (b) soliciting our customers for a competing business; and (c) soliciting our employees for a competing business.
In the event that Mr. Shesky’s employment is terminated without “Cause” as defined in the Shesky Employment Agreement or if Mr. Shesky resigns for “Good Reason” as defined in the Shesky Employment Agreement, Mr. Shesky will receive (a) a payment equal to 6 months of his then annual base salary plus a pro-rata portion of the Shesky Employment Bonus; (b) subject to the approval of the board of directors, an extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; and (c) continued payment of the premiums required to maintain Mr. Shesky’s participation in the benefits plans in which he participates for the minimum period required by applicable law.
In the event that Mr. Shesky’s employment is terminated without “Cause” or if Mr. Shesky resigns for “Good Reason” following the resignation, termination, or replacement of our Chief Executive Officer, Mr. Shesky will receive (a) a payment equal to 9 months of his then base salary in lieu of notice plus 1 month’s pay in lieu of notice for each completed year of service following the start date to a maximum of 18 months; (b) allowance for the immediate vesting of all unvested restricted stock units that would have vested during the 12 month period following the termination date; (c) subject to the approval of the board of directors, extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; (d) pro-rata payment of the Shesky Employment Bonus; and (e) continued payment of the premiums required to maintain Mr. Shesky’s participation in the benefits plans in which he participates for the minimum period required by applicable law.
In the event that, within 24 months following a “Change of Control” as defined in the Shesky Employment Agreement, Mr. Shesky’s employment is terminated without “Cause” or if Mr. Shesky resigns for “Good Reason”, Mr. Shesky will receive (a) a payment equal to 12 months of his then annual base salary; (b) 1.5 times the Shesky Employment Bonus paid for the previous year; and (c) immediate vesting of all unvested equity awards, subject to Mr. Shesky agreeing that the non-competition period described above be extended to 12 months from the date of termination.
Erika Ilves
In November 2022, our subsidiary DeepGreen Metals UAE entered into an amended and restated employment agreement with Erika Ilves in connection with her continued role as our Chief Strategy Officer with an effective date of May 9, 2022 (the “Ilves Employment Agreement”). Under the Ilves Employment Agreement, Ms. Ilves receives an annual base salary of $487,000, which is reviewed annually by the board of directors. In addition, Ms. Ilves is eligible to participate in our LTIP, pursuant to which awards are determined based on individual and Company performance considerations and are generally delivered in the form of RSUs that vest over time. Ms. Ilves is also eligible to participate in our benefit plans and to be considered for an annual performance incentive bonus targeted under our STIP at 50% of her annual base salary, to be granted at the discretion of the board of directors on a year-to-year basis (the “Employment Bonus”). The Ilves Employment Agreement has an indefinite term.
In general, during her employment and for a period of six months thereafter, Ms. Ilves is prohibited from (a) competing with us within the Clarion Clipperton Zone; (b) soliciting our customers for a competing business; and (c) soliciting our employees for a competing business. In the event that Ms. Ilves’ employment is terminated without “Cause” as defined in the Ilves Employment Agreement or if Ms. Ilves resigns for “Good Reason” as defined in the Ilves Employment Agreement, Ms. Ilves will receive (a) a payment equal to 6 months of her then annual base salary plus a pro-rata portion of the Employment Bonus; (b) subject to the approval of the board of directors, an extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; (c) if applicable, an end of service gratuity in accordance with local law; and (d) continued payment of the premiums required to maintain Ms. Ilves’ participation in the benefits plans in which she participates for the minimum period required by applicable law.
In the event that Ms. Ilves’ employment is terminated without “Cause” or if Ms. Ilves resigns for “Good Reason” following the resignation, termination, or replacement of our Chief Executive Officer, Ms. Ilves will receive (a) a payment equal to 9 months of her then base salary in lieu of notice plus 1 month’s pay in lieu of notice for each completed year of service following the start date to a maximum of 18 months; (b) allowance for the immediate vesting of all unvested restricted stock units that would have vested during the 12 month period following the termination date; (c) subject to the approval of the board of directors, extension of the expiry up to 12 months from the termination date of options that vest based on the achievement of certain company-based milestones; (d) pro-rata payment of the Employment Bonus; and (e) continued payment of the premiums required to maintain Ms. Ilves’ participation in the benefits plans in which she participates for the minimum period required by applicable law.
In the event that, within 24 months following a “Change of Control” as defined in the Ilves Employment Agreement, Ms. Ilves’ employment is terminated without “Cause” or if Ms. Ilves resigns for “Good Reason”, Ms. Ilves will receive (a) a payment equal to 12 months of her then annual base salary; (b) 1.5 times the Employment Bonus paid for the previous year; and (c) immediate vesting of all unvested equity awards, subject to Ms. Ilves agreeing that the non-competition period described above be extended to 12 months from the date of termination.
Pay Versus Performance
The following table shows the relationship between “compensation actually paid” for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain measures of our financial performance during the last two years ended December 31, 2025 and 2024. As we are eligible to use the requirements of a “smaller reporting company” within the meaning of the Securities Exchange Act of 1934, as amended, we are permitted and have elected to provide scaled pay versus performance disclosure.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income (Loss) (in millions)(4)
2025	$4,270,118	$99,797,809	$13,447,035	$20,859,572	$560.91	$(319.8)
2024	$23,932,445	$13,936,398	$1,698,796	$1,556,932	$101.82	$(81.9)

(1)
The PEO in each year presented was Gerard Barron, our Chairman and Chief Executive Officer, and the Non-PEO NEOs in each year presented were Craig Shesky, our Chief Financial Officer, and Erika Ilves, our Chief Strategy Officer.

(2)
The table below shows the adjustments made to the compensation totals presented in the Summary Compensation Table for the NEOs in order to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
	2025		2024
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$4,270,118	$13,447,035	$23,932,445	$1,698,796
Less, value of Stock Awards reported in Summary Compensation Table	$2,684,758	$12,450,210	$22,584,890	$724,283
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$9,860,092	$15,047,021	$12,630,167	$559,447
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$55,879,408	$3,580,579	$(282,292)	$(76,238)
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$32,472,949	$1,235,147	$240,969	$99,210
Compensation Actually Paid	$99,797,809	$20,859,572	$13,936,398	$1,556,932

(3)
Total shareholder return measures the cumulative value of $100 invested on the last trading day before the earliest year in the table, or December 29, 2023, including the reinvestment of dividends, through and including the end of the applicable year for which total shareholder return is calculated, or December 31, 2024 and December 31, 2025, respectively.

(4)
The dollar amounts reported for our net income (loss) are the amounts reflected in our audited financial statements for the applicable year.

Relationship Between Compensation Actually Paid and Company Performance
Overview
Our executive compensation program was designed to provide our NEOs with meaningful incentives and rewards, while effectively balancing the short-term and long-term interests of our shareholders with our ability to attract and retain talented executives. As a development-stage enterprise that has not yet achieved commercial production and has not generated any revenue, our compensation committee and board of directors have not looked to net income (loss) or total shareholder return as performance measures considered under our executive compensation program. Instead, our compensation committee and board of directors have implemented a compensation program that we believe achieves four guiding principles of (a) enhancing shareholder value, (b) attracting, motivating and retaining our executives, (c) integrating compensation with our business and performance objectives and (d) rewarding individual performance that contributes to our short-term and long-term success. As a result, we do not specifically focus our compensation decisions on compensation actually paid (as computed in accordance with SEC rules) or how these amounts compare to net income (loss) or total shareholder return in any particular period. See the disclosures elsewhere under “Executive Officer and Director Compensation” and under “Proposal No. 4 — Non-Binding Advisory Vote on Approval of Executive Compensation as Disclosed in this Proxy Statement” for additional information about our compensation program.
In addition, in 2024, our board of directors, upon recommendation of our compensation committee, approved a new and comprehensive compensation package for our PEO, which was approved by our shareholders on an advisory basis at the 2024 annual meeting of shareholders. The board of directors concluded that this compensation package was critical to align the interests of our PEO with those of our shareholders, and to ensure our PEO’s retention and continued leadership as we pursue the creation of a new and transformative industry in deep-sea mineral exploration and directly factored into our PEO’s 2024 and 2025 compensation. A key component of this new compensation package is the one-time award of 20,000,000 market-based RSUs that vest only upon achievement of stock price targets, which represented substantial premiums over our share price at the time, which we believe aligns our PEO’s compensation with the creation of shareholder value over the five-year performance period.

Compensation Actually Paid and Net Loss/Total Shareholder Return
Our net loss for the year ended December 31, 2025 was $319.8 million, a $237.9 million, or 290.5%, increase from our net loss for the year ended December 31, 2024 of $81.9 million. The increase in net loss over these periods reflects the significant increase in the royalty liability on our NORI project and our ongoing investment in exploration, technology development, and regulatory advancement activities necessary to position us for potential commercial production. Total shareholder return increased 1.82% during the period from December 29, 2023 to December 31, 2024 (with $100 invested on December 29, 2023 having a value of $101.82 at December 31, 2024), but increased substantially to 460.91% during the period from December 29, 2023 to December 31, 2025 (with $100 invested on December 29, 2023 having a value of $560.91 at December 31, 2025). We believe this return reflects the achievements we have made to prepare for potential commercial production.
The compensation actually paid to our PEO totaled $99,797,809 in 2025, which was a $85,861,411, or 616.09%, increase from the compensation actually paid to our PEO in 2024 of $13,936,398. The increase primarily reflects the impacts of the 2024 shareholder approved compensation arrangements and the significant increase in our share price in 2025. The average compensation actually paid to our Non-PEO NEOs totaled $20,859,572 in 2025, which was $19,302,640, or 1,239.79%, increase from the average compensation actually paid to our Non-PEO NEOs in 2024 of $1,556,932. The increase primarily reflects the impacts of the significant increase in our share price in 2025 and the special retention RSUs granted to our Non-PEO NEOs in 2025.
Stock Compensation Plans and Awards
DeepGreen Plan
As a consequence of the Business Combination, we adopted and assumed the DeepGreen Metals Inc. Stock Option Plan, as amended (the “DeepGreen Plan”), and each option to purchase DeepGreen common shares, whether vested or unvested, that was outstanding immediately prior to the time the arrangement pursuant to the court-approved plan of arrangement became effective (the “Effective Time”) was assumed by us and became an option (vested or unvested, as applicable) to purchase a number of our common shares equal to the number of DeepGreen common shares subject to such option immediately prior to the Effective Time multiplied by the Per Share Consideration, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Per Share Consideration, rounded up to the nearest whole cent, as well as a certain number of Class A through H Special Shares. No further awards will be granted out of the DeepGreen Plan.
The DeepGreen Board adopted, and DeepGreen’s shareholders approved, the DeepGreen Plan on September 17, 2013. The DeepGreen Plan has been periodically amended, most notably: on July 23, 2018, in order to increase the number of shares of DeepGreen common shares available for issuance pursuant to the DeepGreen Plan to a maximum of 20% of the issued and outstanding common shares, and on May 16, 2019 in order to clarify the application with respect to certain provisions of employee scheme legislation in Australia. The DeepGreen Plan permits the grant of options of DeepGreen’s common shares, as defined by the DeepGreen Plan (the “Options”). Options may be granted only to (i) a bona fide director, senior officer, employee of DeepGreen, (ii) a company that is wholly-owned by any of the foregoing, or (iii) a consultant of DeepGreen. The board of directors, in its sole discretion, may accelerate the vesting of any unexercised options in accordance with the change of control provisions set forth in the DeepGreen Plan.
The board of directors is authorized to administer the DeepGreen Plan. In addition, consistent with the terms of the DeepGreen Plan, the board of directors may determine the number of shares issuable for the exercise of each Option, the Option Price, as defined by the DeepGreen Plan, and the times when any such Options will be granted, exercisable and expire under the DeepGreen Plan. No further awards will be granted pursuant to the DeepGreen Plan.
Upon any time when an Option granted under the DeepGreen Plan remains unexercised with respect to any common shares and a transaction is proposed that the majority of the board of directors determines is reasonably likely to be considered a Change of Control Event, as defined by the DeepGreen Plan (a “Change of Control Event”), then the board of directors, in its sole discretion, may require that: (i) DeepGreen accelerate the vesting of the Option and the time for the fulfillment of any conditions or restrictions on such vesting; (ii) the Option granted under the DeepGreen Plan be exercised (whether or not such Option has vested at any time up to and including (but not after)) the effective time of the Change of Control Event, and any Options not exercised by the effective time of the Change of Control Event will be deemed to have expired; (iii) the Option granted under the DeepGreen Plan, if acceptable by the holder, be cancelled by DeepGreen for a cash payment equal to the difference between (y) the closing price of such shares on a trading day that is a determined number of days prior to the effective time of the Change of Control Event and (z) the price of the Option; or (iv) the Option granted under the DeepGreen Plan be exchanged for an Option to acquire the number of securities as are distributed to the securityholders of DeepGreen equal to (y) the exchange ratio of the shares multiplied by (z) the number of shares subject to such Option immediately prior to the effective time of the Change of Control Event, provided that any such replacement Option survives for a period of not less than one year from the effective time of the Change of Control Event, regardless of the continuing directorship, officership or employment of the holder.
The board of directors may amend, suspend, or terminate the DeepGreen Plan at any time. The board of directors must obtain shareholder approval of any plan amendment to the extent required by the DeepGreen Plan.
TMC 2021 Incentive Equity Plan
Eligibility
The TMC the metals company Inc. 2021 Incentive Equity Plan (the “TMC Incentive Equity Plan”) allows for grants, under the direction of the board of directors or compensation committee, as the plan administrator, of stock options, stock appreciation rights, restricted stock awards, stock awards, restricted share units and other stock or equity-related cash-based awards to employees, consultants and non-employee directors who, in the opinion of the plan administrator, are in a position to make a significant contribution to our long-term success. All of our employees, non-employee directors and consultants and our affiliates will be eligible to participate in the TMC Incentive Equity Plan.
Shares Available for Issuance
The TMC Incentive Equity Plan provides for the issuance of up to an aggregate of 127,181,509 common shares, which number includes 16,918,653 shares added to the plan in January 2026 pursuant to the plan’s evergreen provision, provided that 2,243,853 of the common shares available under the Plan will only be available to our non-employee directors. As of April 2, 2026, there were 40,648,858 common shares underlying restricted stock units outstanding and 11,023,333 common shares underlying outstanding options, and 28,105,647 common shares remained available for future awards under this plan. Notwithstanding the foregoing, the number of future shares that may be issued will increase automatically on the first day of each fiscal year during the period beginning with fiscal year 2022 and ending on the tenth anniversary of the closing of the Business Combination, equal to the lesser of (a) 4% of the number of outstanding Common Shares on such date, and (b) an amount determined by the plan administrator.
Generally, common shares reserved for awards under the TMC Incentive Equity Plan that lapse or are forfeited or cancelled will be added back to the share reserve available for future awards. However, shares delivered to or withheld to pay withholding taxes or any applicable exercise price will not be available for issuance under the TMC Incentive Equity Plan. In addition, any shares repurchased on the open market using exercise price proceeds will not be available for issuance under the TMC Incentive Equity Plan.
The aggregate grant date fair value of shares granted to any non-employee director under the TMC Incentive Equity Plan and any other cash compensation paid to any non-employee director for director services in any calendar year may not exceed $500,000; increased to $750,000 in the year in which such non-employee director initially joins the board of directors. These $500,000 and $750,000 limitations are determined without regard to amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments, such as consulting fees, paid to a non-employee director for such director’s prior or current service to us or an affiliate of ours other than serving as a director, shall not be taken into account in applying such limitations.
Stock Options
The terms and conditions of our ability to grant stock options are governed by the TMC Incentive Equity Plan. Notably, we have established a sub-plan to the TMC Incentive Equity Plan (the “U.S. Sub- Plan”) for the purpose of granting stock options to employees who are residents of the United States or who are or may become subject to U.S. tax. Stock options granted under the U.S. Sub-Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or non-qualified stock options. Incentive stock options may be granted to our and our affiliates’ employees, and the aggregate fair market value of a common share determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Non-qualified options may be granted to our employees, non-employee directors and consultants and our affiliates. If an incentive stock option is granted to an individual who owns 10% or less of the combined voting power of all classes of our stock or our affiliate, the exercise price of the stock option may not be less than 100% of the fair market value of the common shares on the date of grant, and the term of the stock option may not be longer than ten (10) years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our stock of or our affiliate, the exercise price of the stock option may not be less than 110% of the fair market value of the common shares on the date of grant, and the term of the stock option may not be longer than five years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for one (1) year after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.
Restricted Stock
Restricted stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that generally dividend equivalents may accrue but will not be paid during the restricted period, and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares, but he or she may not sell the shares until the restrictions are lifted.
Restricted Share Units
Restricted share units vest in accordance with terms and conditions established by the plan administrator and when the applicable restrictions lapse, the grantee will be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted share units as specified in the award agreement. Dividend equivalents may accrue but will not be paid prior to and only to the extent that the restricted stock unit award vests. The holder of restricted share units does not have the rights and privileges of a regular shareholder, including the ability to vote the restricted share units.
Other Share-Based Awards and Performance-Based Awards
The TMC Incentive Equity Plan also authorizes the grant of other types of share-based compensation including but not limited to share appreciation rights and unrestricted share awards. The plan administrator may award such share-based awards subject to such conditions and restrictions as it may determine. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards also include restricted shares and restricted share units.
Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.
Plan Administration
In accordance with the terms of the TMC Incentive Equity Plan, the board of directors may administer the TMC Incentive Equity Plan or authorize the compensation committee to administer the TMC Incentive Equity Plan. The compensation committee may delegate part of its authority and powers under the TMC Incentive Equity Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of the TMC Incentive Equity Plan, the plan administrator determines the terms of awards, including, which employees, directors and consultants will be granted awards, the number of shares subject to each award, the vesting provisions of each award, the termination or cancellation provisions applicable to awards, and all other terms and conditions upon which each award may be granted in accordance with the TMC Incentive Equity Plan.
In addition, the plan administrator may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is not prohibited by the TMC Incentive Equity Plan and does not require shareholder approval under the rules of Nasdaq, and (ii) any such amendment will be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Stock Dividends and Stock Splits
If the common shares are subdivided or combined into a greater or smaller number of shares or if we issue any common shares as a stock dividend, the number of common shares deliverable upon exercise of an option issued or upon issuance of an award will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.
Corporate Transactions
Upon a merger or other reorganization event, the plan administrator or the board of directors of any entity assuming our obligations may take any one or more of the following actions pursuant to the TMC Incentive Equity Plan, as to some or all outstanding options and awards:
•
provide that all outstanding options will be assumed or substituted by the successor corporation;

•
upon written notice to a participant, provide that the participant’s unexercised options must be exercised within a specified number of days of the date of such notice, at the end of which period such unexercised options will terminate;

•
in the event of a merger pursuant to which holders of common shares will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to option holder participants equal to the difference between the merger price times the number of common shares subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
with respect to other stock awards, provide that outstanding awards will be assumed or substituted by the successor corporation;

•
with respect to stock awards, and in lieu of any of the foregoing, provide that, upon consummation of the transaction, each outstanding stock award will be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of common shares comprising such award (to the extent such stock grant or award is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction); and
•
upon consummation of a Corporate Transaction, to the extent not assumed or substituted by the successor or cashed out, the outstanding awards will terminate.

Amendment and Termination
The TMC Incentive Equity Plan may be amended by our shareholders. It may also be amended by the board of directors or the compensation committee, provided that any amendment which is of a scope that requires shareholder approval as required by (i) the rules of Nasdaq or (ii) for any other reason, is subject to obtaining such shareholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Duration of Plan
The TMC Incentive Equity Plan will expire by its terms in April 2031.
Policies and Practices Related to the Grant of Certain Equity Awards
LTIP and other incentive awards were made in March in 2025 and April in 2026. The compensation committee, however, anticipates granting LTIP awards generally in February of each year going forward. The compensation committee and the board of directors do not time the grant of equity compensation with regards to the release of material nonpublic information, whether or not that information may favorably or unfavorably impact the price of our common shares. Similarly, we do not time the release of material nonpublic information based on equity award grant dates. Equity awards for the executive officers, including our Chief Executive Officer, are approved by the compensation committee. We did not grant options to any of our executive officers during 2025.
Director Compensation
On September 9, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual cash retainer for non-employee directors is $90,000. Annual cash retainers for committee membership are as follows:
Position	Retainer
Lead independent director	$30,000
Audit committee chairperson	$22,500
Audit committee member	$7,500
Compensation committee chairperson	$15,000
Compensation committee member	$5,000
Nominating and corporate governance committee chairperson	$15,000
Nominating and corporate governance committee member	$5,000
Sustainability and innovation committee chairperson	$15,000
Sustainability and innovation committee member	$5,000
These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on the board of directors, on such committee or in such position. In the fourth quarter of 2024, in an effort to conserve cash, a majority of our directors approved a modification to the form of payment of their annual cash retainers and elected to receive immediately vesting RSUs in lieu of cash, which elections remain in place. The number of RSUs granted is determined by dividing the amount of deferred cash compensation by the closing price of our common shares on the date of the annual meeting. RSUs in respect of deferred cash compensation for 2024 were granted on the first day following the 2025 annual meeting. RSUs in respect of deferred cash compensation for 2025 are expected to be granted on the first day following the upcoming Annual Meeting.
Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.
Initial Grant — In addition, we grant to new non-employee directors upon their initial election to the board of directors a number of RSUs (each RSU relating to one share of common shares), having an aggregate fair market value equal to $100,000, determined by dividing (A) $100,000 by (B) the closing price of the common shares on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board of directors. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.
Annual Grant — We also grant each non-employee director annually a number of RSUs (each RSU relating to one common share), having an aggregate fair market value equal to $100,000, determined by dividing (A) $100,000 by (B) the closing price of the common shares on the Nasdaq on the date of the grant (rounded down to the nearest whole share), each year on the first business day after our annual meeting of shareholders (the “Annual Grant”); provided, however, that if there has been no annual meeting of shareholders held by the first business day of the third fiscal quarter, we make the Annual Grant to each non-employee director on the first business day of the third fiscal quarter of such year.
Pursuant to the terms of their individual consulting agreements, Messrs. Jurvetson, Hess and Spiro waived their rights to any compensation they may have been entitled to for serving on the board of directors, including under our non-employee director compensation policy.
The table below summarizes the compensation of each person serving as a non-employee director of TMC for the fiscal year ended December 31, 2025. Gerard Barron, our Chief Executive Officer, did not receive any additional compensation for his service as a director of TMC in 2025. The compensation of Mr. Barron as a NEO is set forth above under “Summary Compensation Table.” See also “Certain Relationships and Related Person Transactions” below for additional information about other transactions between us and our directors.
Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
Andrew Greig	$125,000	$100,000	$225,000
Andrew Hall	$112,500	$382,000(2)	$494,500
Andrei Karkar	$110,000	$100,000	$210,000
Sheila Khama	$102,500	$100,000	$202,500
Christian Madsbjerg	$117,500	$100,000	$217,500
Brendan May	$105,000	$100,000	$205,000
Amelia Kinahoi Siamomua(3)	$39,583	—	$39,583

(1)
The Annual Grant consists of 22,371 RSUs granted during the year ended December 31, 2025. The grant date fair value is computed based on the closing market price on the date of the grant in accordance with ASC 718.

(2)
Consists of 66,508 RSUs granted as a special retention grant during the year ended December 31, 2025 and Annual Grant referenced in Footnote 1. The grant date fair value of the special retention grant is computed based on the closing market price on the date of grant in accordance with ASC 718.

(3)
Ms. Siamomua’s term ended at the 2025 annual meeting of shareholders.

The following lists all outstanding equity awards held by our non-employee directors as of December 31, 2025:
Name	Aggregate Number of Shares Underlying Outstanding Options(1)	Number of Shares or Units of Stock That Have Not Vested
Andrew Greig	716,916(1)	22,371(2)
Andrew Hall		88,879(4)
Michael Hess	5,000,000(5)	5,237,529(6)
Andrei Karkar	769,020(1)	22,371(2)
Sheila Khama		22,371(2)
Christian Madsbjerg	716,916(1)	22,371(2)
Brendan May		67,722(3)
Alex Spiro		1,750,000(7)

(1)
Consists of STIP options granted under the DeepGreen Plan, which are fully vested and have exercise prices ranging from $0.52 to $2.60 and expiration dates between January 27, 2026 and June 30, 2028, and LTIP options granted under the DeepGreen Plan, 25% of which vested upon our market capitalization equaling or exceeding $3.0 billion, with the remaining LTIP options vesting as follows, subject to continued service through each applicable vesting threshold: (i) 35% if our market capitalization equals or exceeds $6.0 billion; (ii) 20% if the International Seabed Authority grants us an exploitation contract; and (iii) 20% upon the commencement of first commercial production following the grant of the exploitation contract. The LTIP options have an exercise price of $0.65 and an expiration date of June 1, 2028. Does not include an aggregate of 453,020 Class A through H special shares issuable upon exercise of the options held by Mr. Karkar and an aggregate of 422,328 Class A through H special shares issuable upon exercise of the options held by each of Mr. Madsbjerg and Mr. Greig. 94,805 of the options held by each of Mr. Karkar and by Mr. Madsbjerg are exercisable at any time until March 5 of the year following vesting of such option (any such date, the “Exercise Date”) and these options expire on the day after the Exercise Date with respect to such vesting.

(2)
Consists of RSUs for Annual Grants, which vest on the date of TMC’s annual general meeting following the grant date.

(3)
Consists of 45,351 RSUs for Initial Grants, which vest in equal thirds on each anniversary of the grant date, and 22,371 RSUs for Annual Grants referenced in Footnote 2 above.

(4)
Consists of 66,508 RSUs granted as a special retention award in 2025, which vest over three years from the grant date, and 22,371 RSUs from the Annual Grant referenced in Footnote 2 above.

(5)
Consists of options granted to Mr. Hess pursuant to the terms of his consulting agreement with us, which vest upon the achievement of certain market-based conditions. See “Certain Relationships and Related Person Transactions — Michael B. Hess Consulting Agreement” below.

(6)
Consists of RSUs granted to Mr. Hess pursuant to the terms of his consulting agreement with us, which vest, subject to Mr. Hess’s continued service on the applicable vesting date, as follows: (i) 237,529 RSUs vest in equal thirds on each anniversary of the grant date; and (ii) 5,000,000 RSUs vest based on the closing price of our common shares reaching the following thresholds: one-half vest upon achievement of a closing price of $12.50, and one-half vest upon achievement of a closing price of $15.00. See “Certain Relationships and Related Person Transactions — Michael B. Hess Consulting Agreement” below.

(7)
Consists of RSUs granted to Mr. Spiro pursuant to his consulting agreement with us, which vest, subject to Mr. Spiro’s continued service on the applicable vesting date, over four years from the grant date. See “Certain Relationships and Related Person Transactions — Alex Spiro Consulting Agreement” below.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2025.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	78,699,473(1)	$2.05(2)	25,707,014(3)
Equity compensation plans not approved by security holders	—	—	—
Total	78,699,473	$2.05	25,707,014

(1)
Consists of (i) 19,187,325 shares to be issued upon exercise of outstanding options under the DeepGreen Plan (excluding the 11,303,152 Class A through H special shares issuable upon exercise of these options), (ii) 48,322,148 shares to be issued upon settlement of outstanding RSUs under the TMC Incentive Equity Plan and (iii) 11,190,000 shares to be issued upon exercise of outstanding options under the TMC Incentive Equity Plan, and excludes shares issued under the TMC 2021 Employee Stock Purchase Plan, and shares issued upon exercise of stock options and settlement of RSUs. Does not include 11,303,152 common shares reserved for issuance upon the conversion of Class A through H special shares issuable upon exercise of the outstanding options under the DeepGreen Plan.

(2)
Consists of the weighted-average exercise price of the 19,187,325 options outstanding under the DeepGreen Plan and 11,190,000 options under the TMC Incentive Equity Plan on December 31, 2025.

(3)
Consists of 14,016,582 shares under the TMC 2021 Employee Stock Purchase Plan and 11,690,432 shares under the TMC Incentive Equity Plan that remained available for future issuance as of December 31, 2025. No shares remained available for future awards under the DeepGreen Plan as of December 31, 2025.

The TMC Incentive Equity Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the TMC Incentive Equity Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022 and ending on the tenth anniversary of the closing of the Business Combination. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding common shares on such date and (ii) an amount determined by the plan administrator.
The TMC Employee Stock Purchase Plan has an annual increase provision that allows for an annual increase in the number of shares available for issuance under the TMC Employee Share Purchase Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022. The annual increase provision provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 1% of the number of outstanding common shares on such date and (ii) an amount determined by the board of directors.

REPORT OF AUDIT COMMITTEE
The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:
The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.metals.co. This committee reviews and reassesses our Articles annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2025, the audit committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and Ernst & Young LLP, our independent registered public accounting firm;

•
Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit committees; and

•
Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Members of the TMC the metals company Inc. Audit Committee
Andrew Hall, Chairperson
Christian Madsbjerg
Sheila Khama

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2024, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal shareholders, or affiliates or immediate family members of our directors, executive officers and principal shareholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
2023 Registered Direct Offering
On August 14, 2023, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell and issue, in a registered direct offering (the “Registered Direct Offering”) 12,461,540 of our common shares and issue Class A warrants to purchase 6,230,770 common shares for expected gross proceeds to us of $24.9 million and expected net proceeds to us of $23.6 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The common share and the accompanying Class A warrant to purchase 0.5 of a common share were sold at a price of $2.00 per unit. The exercise price of the Class A warrants is $3.00, subject to adjustment as provided in the warrant agreement. The Registered Direct Offering initially closed in August 2023, with the final receipt of gross proceeds received in January 2024.
ERAS Capital LLC, the family fund of our director, Andrei Karkar, agreed to purchase 5,000,000 common shares and accompanying Class A warrants to purchase 2,500,000 of our common shares for a total purchase price of $10 million, the last of which was paid in 2024. In addition, Allseas agreed to purchase 3,500,000 of our common shares and accompanying Class A warrants to purchase 1,750,000 common shares for a total purchase price of $7 million which was paid in 2023. Gerard Barron, Craig Shesky, and other members of the Company’s board of directors also agreed to purchase securities in the Registered Offering during 2023.
Credit Facility with ERAS Capital LLC and Gerard Barron
On March 22, 2024, we entered into an Unsecured Credit Facility (the “2024 Credit Facility”) with Gerard Barron and ERAS Capital LLC, the family fund of our director, Andrei Karkar (collectively, the “2024 Lenders”), pursuant to which we may borrow from the 2024 Lenders up to $20,000,000 in the aggregate ($10,000,000 from each of the 2024 Lenders), from time to time, subject to certain conditions. All amounts drawn under the 2024 Credit Facility will bear interest at the 6-month Secured Overnight Funding Rate (SOFR), 180-day average plus 4.0% per annum payable in cash semi-annually (or plus 5% if paid-in-kind at maturity, at our election) on the first business day of each of June and January. We will pay an underutilization fee equal to 4.0% per annum payable semi-annually for any amounts that remain undrawn under the 2024 Credit Facility. We have the right to pre-pay the entire amount outstanding under the 2024 Credit Facility at any time, before the 2024 Credit Facility’s maturity of September 22, 2025. The 2024 Credit Facility also contains customary events of default. The 2024 Credit Facility will terminate automatically if we or any of our subsidiaries raise at least $50,000,000 in the aggregate (i) through the issuance of any of our or our subsidiaries’ debt or equity securities, or (ii) in prepayments under an off-take agreement or similar commercial agreement. As of the date of this Proxy Statement, the Company has drawn $2.5 million from the 2024 Credit Facility. On November 14, 2024, we entered into the Second Amendment to the 2024 Credit Facility, to increase the borrowing limit to $38 million in the aggregate ($19 million from each of the 2024 Lenders) and to extend the maturity of the 2024 Credit Facility to December 31, 2025. On March 26, 2025, we entered into the Third Amendment to the 2024 Credit Facility with the 2024 Lenders, to, among other things, increase the borrowing limit to $44 million in the aggregate ($22 million from each of the 2024 Lenders) and extend the maturity of the 2024 Credit Facility to June 30, 2026. The Third Amendment also provides that the 2024 Lenders may extend the term of the 2024 Credit Facility by up to two additional one-year periods (until June 30, 2028 at the latest) and that the 2024 Lenders may terminate the 2024 Credit Facility upon certain company financings. On March 25, 2026, 2024 Lenders extended the maturity date of the 2024 Credit Facility by one year to June 30, 2027. During the years ended December 31, 2025 and 2024, we paid Mr. Karkar an aggregate of $1,605,235 and $81,057, respectively, in interest and underutilization fees and Mr. Barron an aggregate of $1,587,890 and $89,142, respectively, in interest and underutilization fees. All amounts drawn under the 2024 Credit Facility — $1,875,000 to Gerard Barron and $2,400,000 to ERAS — were fully repaid in 2025.
Stephen Jurvetson Consulting Agreement
On April 9, 2024, we entered into a consulting agreement with Mr. Jurvetson. The consulting agreement provides, among other things, that Mr. Jurvetson will serve as a special advisor to our Chief Executive Officer for a term of five years. As the sole compensation for his advisory services, Mr. Jurvetson was granted a stock option to purchase 3,440,000 common shares, with an exercise price equal to $1.71 and expiry period of seven years. The stock options were issued under the TMC Incentive Equity Plan and shall vest in three equal annual installments on the first, second and third anniversary of the date of grant of the options provided that Mr. Jurvetson is still providing services to us at such time. Pursuant to the terms of the consulting agreement, Mr. Jurvetson waived his right to any compensation he may have been entitled to for serving on the board of directors, including under our non-employee director compensation policy.
Robertsbridge and Brendan May Consulting Agreements
On March 7, 2023, we entered into a consulting agreement with Robertsbridge Consultants Ltd, a consulting firm founded by Mr. May of which he is a director, which is owned by Stonehaven, of which Mr. May is Deputy Chairman, under which Robertsbridge provides environmental consulting services to us. Consulting services during each of the years ended December 31, 2025 and 2024 totaled $5,168 and $122,050, respectively.
In addition, on February 26, 2024, we entered into a consulting agreement with Mr. May for certain consulting services which terminated at the 2024 Annual Meeting. Under this consulting agreement, we paid consulting fees to Mr. May of $8,750 per month and granted Mr. May RSUs for 17,241 common shares that vested on March 1, 2025. Consulting fees paid to Mr. May during the year ended December 31, 2024 totaled $26,250.
Allseas
On March 29, 2019, we entered into a strategic alliance with Allseas to develop a system to collect, lift and transport nodules from the seafloor to shore and agreed to enter into a nodule collection and shipping agreement whereby Allseas would provide commercial services for the collection of the first 200 million metric tonnes of polymetallic nodules on a cost plus 50% profit basis. In furtherance of this agreement, on July 8, 2019, we entered into a Pilot Mining Test Agreement with Allseas (“PMTA”), which was amended on five occasions through February 2023, to develop and deploy a PMTS, successful completion of which is a prerequisite for our application for an exploitation contract with the ISA. Under the PMTA, Allseas agreed to cover the development cost of the project in exchange for a payment from us upon successful completion of the pilot trial of the PMTS in NORI Area D.
On March 16, 2022, Nauru Ocean Resources Inc. (“NORI”) and Allseas entered into a non-binding term sheet for the development and operation of a commercial nodule collection system. The pilot nodule collection system developed and tested by Allseas is expected to be upgraded to a commercial system with a targeted production capacity of 1.3 million tonnes of wet nodules per year with expected production readiness by the fourth quarter of 2024. NORI and Allseas intended to equally finance all costs related to developing and getting the first commercial system into production that were estimated at less than EUR100 million. It was anticipated that NORI would not have to make any payments related to the commercial system to Allseas until March 31, 2023. Once in production, NORI expected to pay Allseas a nodule collection and transshipment fee estimated at approximately EUR 150 per wet tonne in the first year of operations, which was expected to be reduced by more than 20% in the following years as Allseas scaled up production to 1.3 million wet tonnes of nodules per year. Following the successful completion of the NORI Area D pilot collection system trials in November 2022 and subsequent analysis of pilot data, the parties are reviewing Project Zero System production targets (up to 3 Mtpa of wet nodules), system design and cost estimates and intend to enter into a binding Heads of Terms in the second half of 2023.

The parties expect to further detail their relationship in three separate definitive agreements for engineering, conversion/build and commercial operations phase, respectively. Subject to the necessary regulatory approvals, Allseas and NORI also intend to investigate acquiring a second production vessel similar to the Hidden Gem, a further Samsung 10000, with the potential for it to be engineered to support a higher production rate of three million tonnes of wet nodules per year and lower associated per tonne production cost. There can be no assurances, however, that we will enter into definitive agreements with Allseas contemplated by the non-binding term sheet in a particular time period, or at all, or on terms similar to those set forth in the non-binding term sheet, or that if such definitive agreements are entered into by us that the proposed commercial systems and second production vessel will be successfully developed or operated in a particular time period, or at all.
On March 22, 2023, we entered into a Credit Facility with Argentum Credit Virtuti GCV, the parent of Allseas Investments S.A. and an affiliate of Allseas (the “Lender”) (the “2023 Credit Facility”), pursuant to which we may borrow from the Lender up to $25,000,000 in the aggregate, from time to time, subject to certain conditions set forth in the 2023 Credit Facility. All amounts drawn under the 2023 Credit Facility will bear interest at the 6-month Secured Overnight Funding Rate (SOFR), 180-day average plus 4.0% per annum payable in cash semi-annually (or plus 5% if paid-in-kind at maturity, at our election) on the first business day of each of June and January. We will pay an underutilization fee equal to 4.0% per annum payable semi-annually for any amounts that remain undrawn under the 2023 Credit Facility. We have the right to pre-pay the entire amount outstanding under the 2023 Credit Facility at any time, before the Credit Facility’s maturity. The 2023 Credit Facility also contains customary events of default. On July 31, 2023, the Company entered into the First Amendment to the 2023 Credit Facility to extend same to November 30, 2024. The 2023 Credit Facility was then further amended on March 22, 2024 pursuant to the Second Amendment to the 2023 Credit Facility to further extend the same to August 31, 2025 and to provide that the underutilization fee thereunder shall cease to be payable after the date on which we or the lender gives notice of termination of the agreement. On August 16, 2024, the Company entered into the Third Amendment to the 2023 Credit Facility, to increase the borrowing limit of the 2023 Credit Facility to $27.5 million. On November 14, 2024, as a result of the 2024 registered direct offering the borrowing limit of the 2023 Credit Facility was returned to $25 million. Pursuant to the Letter Agreement entered into on March 24, 2025, discussed below, we agreed to cancel the 2023 Credit Facility with no outstanding amounts remaining, other than our obligation to pay Argentum Credit Virtuti GCV the underutilization fee thereunder.
On May 27, 2024, we entered into a short-term loan agreement with Argentum Credit Virtuti GCV whereby we borrowed $2 million (the “Loan”) on May 30, 2024. The Loan matured on September 10, 2024 (maturity date) and accrued interest at a rate of 8% per annum. On the maturity date, we repaid the entire Loan amounting to $2 million and the accrued interest.
On September 9, 2024, we entered into a working capital loan agreement (the “Working Capital Loan Agreement”) with Allseas Investments SA (the “Allseas Investments”), a company related to Allseas. In accordance with the Working Capital Loan Agreement, Allseas Investments provided a loan to us amounting to $5 million (the “Working Capital Loan”) on September 10, 2024, to be used towards general corporate purposes and the repayment of all outstanding amounts under the short-term loan agreement discussed above. The Working Capital Loan is payable on or before the earlier of (i) the occurrence of certain financing events and (ii) April 1, 2025 (the “Repayment Date”). The Working Capital Loan bears interest based on the 6-month Secured Overnight Financing Rate, 180-day average plus a margin of 4.0% per annum and is payable in two installments on January 2, 2025, and the Repayment Date (or plus a margin of 5.0% if all interest payments are deferred to the Repayment Date, at our election). On October 18, 2024, we entered into the First Amendment to the Working Capital Loan Agreement, resulting in a further draw of $2.5 million by us and a total Working Capital Loan drawn amount of $7.5 million. On March 24, 2025, we entered into a Letter Agreement with Allseas Investments and Argentum Credit Virtuti GCV, pursuant to which the Repayment Date for the Working Capital Loan was extended to September 30, 2025, with principal and interest repayable on that date. In the second quarter of 2025, the entire Working Capital Loan amount along with the interest payable was repaid and the facility was cancelled.

On August 1, 2023, the Company entered into an Exclusive Vessel Use Agreement with Allseas pursuant to which Allseas will give exclusive use of the vessel (“Hidden Gem”) to the Company in support of the development of the Project Zero Offshore System until the system is completed or December 31, 2026, whichever is earlier. In consideration of the exclusivity term, the Company, on August 14, 2023, issued 4.15 million common shares to Allseas.
Through December 31, 2025, we have made the following payments to Allseas under the PMTA: (a) $10 million in cash in February 2020, (b) $10 million through the issuance of 3.2 million common shares valued at $3.11 per share in February 2020, (c) issued Allseas a warrant to purchase 11.6 million common shares at a nominal exercise price per share in March 2021, which became exercisable in November 2022 with the successful completion of the pilot trial of the PMTS in the NORI Area D, (d) $10 million in cash in October 2021, following the closing of the Business Combination and meeting certain progress targets on the PMTS, (e) the second $10 million payment to Allseas under the PMTA on April 25, 2022, following the successful completion of the North Sea drive test and (f) the third and final $10 million payment to Allseas became due in November 2022 upon successful completion of the pilot trial of the PMTS in the NORI Area D, which we settled, along with certain other costs due to Allseas under the PMTA. On August 9, 2023, 11,578,620 common shares were issued to Allseas upon the exercise of the warrant that was granted to Allseas in March 2021, and receipt of the exercise fee of $115.8 thousand. The warrant vested and became exercisable on successful completion of the PMTS in November 2022. In the last quarter of 2024, we paid EUR 0.4 million to an affiliate of Allseas for nodule offloading and shipping charges. As at December 31, 2025, the total amount payable to Allseas and its affiliates was $34.2 million, consisting of $32.2 million for fees related to development of the nodule collection system and a $2 million underutilization fee under the 2023 Credit facility.
Korea Zinc Company, Ltd.
On June 16, 2025, we entered into a Securities Purchase Agreement with Korea Zinc Company, Ltd. (“Korea Zinc”), pursuant to which in consideration of gross cash receipt of $85.2 million, we agreed to issue and sell to Korea Zinc 19,623,376 of our common shares and accompanying warrants to purchase an aggregate of 6,868,181 common shares. The purchase price per share and accompanying warrant was set at $4.34. The Korea Zinc warrant is exercisable at an exercise price of $7.00 per share and expires on June 25, 2028. Pursuant to this Securities Purchase Agreement, subject to certain exceptions, Korea Zinc will have a right to participate in any public offering or private placement of any of our common shares or common share equivalents primarily for capital raising purposes (each a “Proposed Offering”) up to such amount of securities to maintain its percentage ownership at the time of such Proposed Offering. Such right to participate in future financings will expire upon the earlier to occur of (i) June 16, 2030, (ii) the date on which Korea Zinc owns less than all of the common shares it purchased and subscribed pursuant to this Securities Purchase Agreement and (iii) immediately after a closing of a Proposed Offering where Korea Zinc does not exercise its participation right in full. As part of this investment, in July 2025, Yun B. Choi, the Chief Executive Officer of Korea Zinc became a non-voting observer to our board of directors.
2025 Registered Direct Offering
On May 12, 2025, we entered into a securities purchase agreement with certain new and existing investors pursuant to which we agreed to sell and issue, in a registered direct offering (the “2025 Registered Direct Offering”), an aggregate of 12,333,333 common shares, and accompanying Class C warrants to purchase an aggregate of 12,333,333 common shares, to such new and existing investors. The aggregate gross proceeds to us from the 2025 Registered Direct Offering was $37,000,000, before deducting offering expenses payable by the Company, not including the exercise of the Class C warrants. Each common share and the accompanying Class C warrant to purchase a common share were sold at a price of $3.00.
SS3H Ventures LLC, of which our director since June 16, 2025, Michael B. Hess, is the sole member, purchased 3,333,333 common shares and accompanying Class C warrants to purchase 3,333,333 of our common shares for a total purchase price of $10 million in the 2025 Registered Direct Offering. Hess Partners, LP, an entity controlled by Mr. Hess’ parents, in which Mr. Hess has no interests, also purchased

3,333,333 common shares and accompanying Class C warrants to purchase 3,333,333 of our common shares for a total purchase price of $10 million in the 2025 Registered Direct Offering. In addition, Allseas purchased 2,333,333 of our common shares and accompanying Class C warrants to purchase 2,333,333 common shares for a total purchase price of $7 million in the 2025 Registered Direct Offering.
Michael B. Hess Consulting Agreement
On June 4, 2025, we entered into a services agreement (the “Hess Consulting Agreement”) with Michael B. Hess, who joined our board of directors on June 16, 2025, under which Mr. Hess provides strategic advisory services to the Company and, as compensation for such services, was granted (i) a stock option to purchase 5,000,000 common shares, with an exercise price of $4.66 per share and five-year term, which shall vest upon the achievement of certain market-based performance thresholds provided that Mr. Hess is still providing services to us at such time, (ii) 237,530 RSUs, each RSU representing one common share, which shall vest in three equal annual installments on the first, second and third anniversary of June 4, 2025 provided that Mr. Hess is providing services to us at such time, and (iii) 7,500,000 RSUs which shall vest upon the achievement of certain market-based performance thresholds provided that Mr. Hess is still providing services to us at such time. In addition, Mr. Hess is eligible to receive additional share options on the first anniversary of entering into the Hess Consulting Agreement for up to 2.5 million common shares at the recommendation of our Chief Executive Officer and subject to further approval of our board of directors. Pursuant to the terms of the Hess Consulting Agreement, Mr. Hess waived his right to any compensation he may have been entitled to for serving on the board of directors, including under our non-employee director compensation policy. Under the Hess Consulting Agreement, we have also agreed that Mr. Hess may participate in our next public capital raise on the same terms as other investors, up to an aggregate investment amount of $25 million. The term of the Hess Consulting Agreement is four years, subject to earlier termination in accordance with its terms.
Alex Spiro Consulting Agreement
On June 12, 2025, the Company entered into a services agreement with Mr. Spiro (the “Spiro Consultant Agreement”), who joined our Board on June 16, 2025, under which Mr. Spiro provides strategic advisory services to the Company and, as compensation for such services, was granted 1,750,000 restricted stock units, each representing the right to one common share under the Company’s 2021 Incentive Equity Plan that shall vest on the fourth anniversary of entering into the Spiro Consultant Agreement provided that Mr. Spiro is still providing services to us at such time. Pursuant to the terms of the Spiro Consulting Agreement, Mr. Spiro waived his right to any compensation he may have been entitled to for serving on the board of directors, including under our non-employee director compensation policy. The term of the Spiro Consulting Agreement is four years, subject to earlier termination in accordance with its terms.
Elizabeth Harris Consulting Agreement
Elizabeth Harris, the spouse of our Chief Financial Officer, Craig Shesky, provides consulting services to us in the area of investor relations, in which she worked for a decade in New York, NY at several prominent hedge funds. Consulting services during the years ended December 31, 2025 and 2024 totaled $217,315 and $93,940, respectively.
Gregory Stone Consulting Agreement
Gregory Stone, our Chief Ocean Scientist, regularly provides consulting services to us through Ocean Renaissance LLC (“Ocean Renaissance”), where he is a principal. Consulting services during the year ended December 31, 2024 totaled $200,000. Mr. Stone has not been an executive officer since the beginning of 2024.
Amended and Restated Registration Rights Agreement
At the closing of the Business Combination, we, the initial shareholders, including the Sponsor (the “Sponsor Group Holders”), and certain holders of DeepGreen securities immediately prior to the Effective Time (the “DeepGreen Holders”) entered into an amended and restated registration rights agreement

(the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the DeepGreen Holders were granted certain registration rights with respect to their respective common shares on the terms and subject to the conditions therein.
Indemnity Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
The Company enters into indemnity agreements with each of its directors and executive officers. Each indemnity agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Company also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, which was $120,000 as of the end of 2025, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:
•
any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

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a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

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any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Shareholder”); or

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any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Shareholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.
The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time to supplement the voting restrictions with respect to certain conflicted transactions under the laws of British Columbia. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.
Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review.
To identify Related Person Transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
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the related person’s interest in the transaction;

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the approximate dollar value of the amount involved in the transaction;

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the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

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whether the transaction was undertaken in the ordinary course of business of the Company;

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whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third-party;

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the purpose of, and the potential benefits to the Company of, the transaction; and

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any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

PROPOSAL NOS. 1 AND 2
ELECTION OF DIRECTORS
(Notice Items 1 and 2)
Number of Directors (Proposal No. 1)
Our Articles provide that our shareholders fix the number of directors to be elected to our board of directors by ordinary resolution. The shareholders may increase or decrease the number of directors constituting the full board of directors, provided that such number may not be less than three. Our board of directors currently consists of ten members. The remaining ten directors are up for re-election at the Annual Meeting. Therefore, we are proposing that shareholders fix the number of directors to be elected at the Annual Meeting at ten.
The affirmative vote of a majority of the shares cast for this proposal is required to set the number of directors at ten.
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE NUMBER OF DIRECTORS BE SET AT TEN, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
Election of Directors (Proposal No. 2)
Our board of directors nominated Gerard Barron, Andrew Greig, Andrew Hall, Sheila Khama, Andrei Karkar, Christian Madsbjerg, Brendan May, Stephen Jurvetson, Michael Hess and Alex Spiro for election at the Annual Meeting. If they are elected, they will serve on our board of directors until the 2027 annual meeting of shareholders or until their respective successors have been elected or appointed, unless their offices are earlier vacated.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Gerard Barron, Andrew Greig, Andrew Hall, Michael Hess, Stephen Jurvetson, Andrei Karkar, Sheila Khama, Christian Madsbjerg, Brendan May and Alex Spiro as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF GERARD BARRON, ANDREW GREIG, ANDREW HALL, MICHAEL HESS, STEPHEN JURVETSON, ANDREI KARKAR, SHEILA KHAMA, CHRISTIAN MADSBJERG, BRENDAN MAY AND ALEX SPIRO AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 3)
The audit committee recommends appointment of Ernst & Young LLP (“EY”), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026. EY has served as our independent registered public accounting firm since 2012, including the period before the closing of the Business Combination in which EY was engaged by DeepGreen. Our board of directors proposes that the shareholders approve this appointment. EY audited our financial statements for the fiscal year ended December 31, 2025. We expect that representatives of EY will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint EY, the audit committee reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.
The following table presents fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for the years ended December 31, 2025 and 2024, and fees billed for other services rendered by EY during those periods.
	2025	2024
Audit fees:(1)	$1,151,867.21	$770,587
Audit-related fees: .	$27,277.07	$40,113
Tax fees:	—	—
All other fees:	—	—

(1)
Consist of aggregate fees for professional services provided in connection with the annual audits of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and fees related to accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with regulatory filings or engagements.

Description of Fees:
1.   Audit fees include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.   Audit-related fees are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.   Tax fees include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.   All other fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Pre-Approval Policy and Procedures
The audit committee’s charter sets forth the audit committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the audit committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the audit committee.
In connection with the foregoing, the audit committee may approve specific services in advance. In addition, from time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm in the future. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The audit committee has also delegated to the chairperson of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairperson of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.
A plurality of the shares cast for this proposal is required to appoint the independent registered public accounting firm. In the event the shareholders do not appoint EY as our independent registered public accounting firm, the audit committee will reconsider its appointment.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPOINT ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4 — NON-BINDING ADVISORY VOTE ON APPROVAL OF EXECUTIVE
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers, which are sometimes referred to as “NEOs”, as described in the section entitled “Executive Officer and Director Compensation” and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our executive compensation program was designed to provide our NEOs with meaningful incentives and rewards, while effectively balancing the short-term and long-term interests of our shareholders with our ability to attract and retain talented executives. We have created a compensation program that combines short-term and long-term components, cash, equity, fixed and performance- based contingent payments, in the proportions that we believe achieve four guiding principles:
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enhance shareholder value by aligning the financial interests of our NEOs with those of our shareholders;

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enable us to attract, motivate and retain the people needed to define and lead our industry;

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integrate compensation closely with the achievement of our business and performance objectives; and

•
reward the individual performance that contributes to our short-term and long-term success.

Shareholders are urged to read the “Executive Officer and Director Compensation” section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
During fiscal year 2025, we continued to make progress on our strategic plan. Some of our most notable business achievements during fiscal year 2025 include:
•
In February 2025, we announced that Pacific Metals Co. Ltd. (“PAMCO”) had successfully smelted 450 tonnes of calcine into 35 tonnes of NiCuCo alloy and 320 tonnes of Mn silicate products, during a campaign to process a 2,000-tonne sample of deep-seafloor polymetallic nodules at our partner PAMCO’s Hachinohe Rotary Kiln Electric-Arc Furnace facility in Hachinohe, Japan, demonstrating the process at scale. The process data and operational experience gathered during the processing trial was used by PAMCO to complete a feasibility study in June 2025 which will inform expected definitive processing agreements between the parties.

•
In April 2025, The Metals Company USA, LLC (“TMC USA”), our wholly owned subsidiary, submitted to National Oceanographic and Atmospheric Administration (“NOAA”) under the Deep Seabed Hard Mineral Resources Act of 1980 (“DSHMRA”) two exploration license applications covering 187,017 square kilometers in the Clarion Clipperton Zone (“CCZ”) and one commercial recovery permit application covering 25,160 square kilometers in the CCZ. In January 2026, TMC USA submitted a consolidated exploration license and commercial recovery permit application covering 65,187 square kilometers in the CCZ under NOAA’s new consolidated application and review process.

•
The August 2025 release of the results of a pre-feasibility study on one of our development areas in a report titled S-K 1300 Prefeasibility Study for NORI Area D: Technical Report Summary, dated August 4, 2025, prepared by AMC Consultants Pty Lt. and other qualified persons, which declared the world’s first mineral reserves for a seafloor polymetallic nodule project demonstrating the project’s economic viability.

•
The August 2025 release of an initial assessment of our other development areas in a report titled S-K 1300 Technical Report Summary — Initial Assessment of TOML and NORI

Properties, Clarion-Clipperton Zone, dated August 4, 2025, prepared by AMC Consultants Pty Lt. and other qualified persons.
•
On August 11, 2025, TMC USA received notice of full compliance from NOAA on its exploration applications, and confirmation that TMC USA has priority right over both exploration areas. Both applications entered the certification stage in late July 2025. The news followed earlier determinations by NOAA in May 2025 that the applications were in substantial compliance, which we believe demonstrates a systematic regulatory process under DSHMRA as we target a fourth quarter 2027 commissioning, subject to timely obtaining all necessary regulatory approvals.

•
In November 2025, we announced that we had successfully produced battery-grade manganese sulfate from our nodule-derived manganese silicate product during bench scale trials at our partner KPM’s operating facility in Ontario. North America is largely reliant on foreign sources of manganese. As the planet’s largest source of manganese, nodules hold significant potential to supply a range of key industries from steelmaking and infrastructure to energy, defense and automotive manufacturing, with automakers increasingly turning toward manganese-rich cathode chemistries for their next-generation electric vehicles.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a shareholder vote at Annual Meeting:
“RESOLVED, on an advisory basis, that the compensation paid to the named executive officers of TMC the metals company Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the section of this proxy statement “Executive Officer and Director Compensation” and the related material disclosed in this proxy statement, is hereby APPROVED.”
The affirmative vote of a majority of the shares cast for this proposal is required to approve, on a non-binding advisory basis, this resolution.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY

PROPOSAL NO. 5 — NON-BINDING ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF
HOLDING A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
We are seeking your input regarding the frequency of future shareholder advisory votes on the compensation of our named executive officers for the next six years. In particular, we are asking whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years. We are recommending that the advisory vote on the compensation of our named executive officers be held every two years. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will review the voting results and take them into consideration in determining how frequently to present the advisory vote on the compensation of our named executive officers to our shareholders in the future.
We recommend that shareholders approve an advisory vote on named executive officer compensation be held every two years, or biennially, because our compensation program is designed to drive and reward performance over multiple years, and we believe a two-year cycle provides a more meaningful period for shareholders to evaluate the results of our compensation programs against our longer-term strategy and achievements. We believe a biennial vote also strikes an appropriate balance between regular shareholder input and the stability and continuity needed to administer and refine our compensation program, while giving the compensation committee and the board of directors sufficient time to consider feedback, engage with shareholders as needed, and implement any appropriate changes. We believe this approach supports our objective of creating a compensation program that promotes the four guiding principles discussed elsewhere in this proxy statement.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the board of directors’ recommendation of two years. The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved, on an advisory basis, by our shareholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, we will consider the option receiving the greatest number of votes as the frequency preferred by our shareholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON A NON-BINDING ADVISORY BASIS, HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY TWO YEARS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at www.metals.co under Investors — Governance — Corporate Governance Overview — Governance Documents. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.
We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by Nasdaq rules.
DELINQUENT SECTION 16(a) REPORTS
Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, executive officers, directors, and holders of more than 10% of our common shares are required to file reports of their transactions our equity securities with the SEC. Based solely on a review of the copies of such reports received by us, or written representations from certain reporting persons, we believe that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the year ended December 31, 2025, with the exception of Form 3 filed on behalf of director Michael Hess on July 22, 2025 reporting his initial holdings, a Form 4 filed on behalf of Allseas Group S.A., Edward Heerema, Allseas Investments S.A., Argentum Cedit Virtuti NV, and Stichting Administratiekantoor Aequa Lance Foundation, on May 27, 2025 reporting transactions that occurred on May 22, 2025, and a Form 4 filed on behalf of director Anthony O’Sullivan on August 28, 2025 reporting transactions that occurred on May 27, 2025, June 9, 2025 and June 20, 2025.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the management information circular (or proxy statement) for the annual general meeting of shareholders to be held during 2027 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, we must receive shareholder proposals (other than for director nominations) no later than December 18, 2026. In addition, pursuant to Part 5, Division 7 of the Business Corporations Act (British Columbia), any notice of a shareholder’s proposal intended to be raised at the annual general meeting of our shareholders to be held during 2027, must be submitted to us at our registered office, on or before February 28, 2027 to be considered for inclusion in the proxy statement (or management information circular) for such meeting. Under and as further set out in our Articles, director nominations for election at the annual general meeting of our shareholders to be held during 2027, although not included in the management information circular (or proxy statement), must meet all the requirements set out in the Articles, including being received not less than 30 days prior to the date of the annual general meeting of our shareholders to be held during 2027; provided, that if the first public announcement of the date of the annual general meeting of our shareholders to be held during 2027 (the “Notice Date”) is less than 50 days before the date of such meeting, director nominations must be made not later than the close of business on the 10th day following the Notice Date. In addition to satisfying the foregoing advance notice requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees at the annual general meeting of our shareholders to be held during 2027 must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act, including the requirement that any notice under Rule 14a-19 must be postmarked or transmitted electronically to us at our principal executive office no later than March 29, 2027. Proposals that are not received in a timely manner will not be voted on at the annual general meeting of our shareholders to be held during 2027. If a proposal is received on time, the proxies that management solicits for the annual general meeting of our shareholders to be held during

2027 may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Corporate Secretary at our registered office located at: 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3, or as otherwise required by the Articles or the Business Corporations Act (British Columbia).
TMC the metals company Inc.
1111 West Hastings Street, 15th Floor
Vancouver, British Columbia V6E 2J3
April 17, 2026

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TMC THE METALS COMPANY INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 27, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING –
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your 12-digit control number from the proxy card and vote your shares.

MAIL –
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

Proposal	FOR	AGAINST	ABSTAIN
1. Set the number of directors at 10.	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2026**

205515 TMC Proxy Card Rev1 FrontYOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY2026Vote by Internet - QUICK    EASYIMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailTMC THE METALSCOMPANY INC.Your Mobile or Internet vote authorizes thenamed proxies to vote your shares in the samemanner as if you marked, signed and returnedyour proxy card. Votes submitted electronicallyover the Internet must be received by 11:59p.m., Eastern Daylight Time, on May 27, 2026.INTERNET –www.cstproxyvote.comUse the Internet to vote your proxy.Have your proxy card available when you access theabove website. Follow the prompts to vote your shares.VOTE AT THE MEETING –If you plan to attend the virtual online AnnualMeeting, you will need your 12-digit control numberto vote electronically at the Annual Meeting.To attend:https://www.cstproxy.com/metals/2026MOBILE VOTING –On your Smartphone/Tablet, open the QR Readerand scan the below image. Once the voting site isdisplayed, enter your 12-digit control number fromthe proxy card and vote your shares.PLEASE DO NOT RETURN THE PROXY CARD IFYOU ARE VOTING ELECTRONICALLY.MAIL –Mark, sign and date your proxy card and return itin the postage-paid envelope provided.FOLD HERE • DO NOT SEPARATE
• INSERT IN ENVELOPE PROVIDED Signature___________________________________Signature, if held jointly_______________________________________Date_____________, 2026Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator,trustee, guardian, or corporate officer, please give title as such and you may be required to provide documentation evidencing your power to sign this proxy.Please markyour voteslike this X205515 TMC Proxy Card Rev1 FrontCONTROL NUMBERPROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 3 AND 4, A VOTE “FOR”EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 2 AND A VOTE FOR “2 YEARS” ON PROPOSAL 5.1. Set the number of directors at 10.2. Election of directors to hold office until the next annual generalmeeting of shareholders:(1) Gerard Barron(2) Andrew Greig(3) Andrew Hall(4) Michael Hess(5) Stephen Jurvetson(6) Andrei Karkar(7) Sheila Khama(8) Christian Madsbjerg(9) Brendan May(10) Alex SpiroFOR AGAINST ABSTAINFOR WITHHOLD VOTE3. Appointment of Ernst & Young LLP as theCompany’s independent registered publicaccounting firm for the fiscal year endingDecember 31, 2026.FOR WITHHOLD
VOTE4. To approve on a non-binding, advisory basis thecompensation of our named executive officers,as disclosed in the 2026 Proxy Statement.FOR AGAINST ABSTAIN5. To approve on a non-binding, advisorybasis the frequency of holding an advisoryvote on the compensation of our namedexecutive officers.1YEAR2YEARSYEARSABSTAIN3Signature___________________________________Signature, if held jointly_______________________________________Date_____________, 2026Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator,trustee, guardian, or corporate officer, please give title as such and you may be required to provide documentation evidencing your power to sign this proxy.

205515 TMC Proxy Card Rev1 Back2026Important Notice Regarding the Internet Availability of ProxyMaterials for the Annual Meeting of ShareholdersTo view the 2026 Proxy Statement and the 2025 Annual Reportand to Attend the Annual Meeting, please go to:https://www.cstproxy.com/metals/2026FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFTMC THE METALS COMPANY INC.PROXYThe undersigned appoints Gerard Barron, and failing him Craig Shesky, as proxies, each with the powerto appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reversehereof (or if no directions have been given, as the proxy holder sees fit) and on all other matters that mayproperly come before the Annual Meeting, all of the common shares of TMC the metals company Inc. held ofrecord by the undersigned at the close of business on April 2, 2026 at the Annual Meeting of Shareholders ofTMC the metals company Inc. to be held on Thursday, May 28, 2026 at 10:00 a.m. EDT, or at any adjournmentthereof. The undersigned hereby revokes any proxy previously given with respect to the Annual Meeting.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, IF INDICATED ON THE REVERSEHEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THETEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 1, PROPOSAL 3, AND PROPOSAL4, AND A VOTE FOR “2 YEARS” ON PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THEPERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORETHE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY CONFERSDISCRETIONARY AUTHORITY IN RESPECT OF AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED INTHE NOTICE OF MEETING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUALMEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALFOF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed, on the other side)